LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG



                     EVERGREEN INTERNATIONAL AVIATION, INC.


                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO



                                  AS BORROWERS,





                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT



                            DATED AS OF MAY 13, 2004






                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of May 13, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "LENDERS"), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "AGENT"), and, on the other hand, EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as the "BORROWERS").

                  The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT" means an account (as that term is defined in the Code).

                  "ACCOUNT DEBTOR" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

                  "ACH TRANSACTIONS" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Subsidiaries.

                  "ACQUISITION" means any purchase or other acquisition by Parent or its Subsidiaries of the Stock of any other Person or all or substantially all of the assets of any other Person.

                  "ACT" means the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time.

                  "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 4.4(C).

                  "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 17.9.

                  "ADVANCES" has the meaning set forth in SECTION 2.1(A).

                  "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, for purposes of the definition of Eligible Accounts and
SECTION 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

                  "AGENT" has the meaning set forth in the preamble to this Agreement.

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

                  "AGENT ADVANCES" has the meaning set forth in SECTION
2.3(E)(I).

                  "AGENT-RELATED PERSONS" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "AGENT'S ACCOUNT" means the Deposit Account of Agent identified on SCHEDULE A-1.

                  "AGENT'S LIENS" means the Liens granted by Borrowers or their Subsidiaries to Agent under this Agreement or the other Loan Documents.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "AIR MOBILITY COMMAND" means the Air Mobility Command unit of the United States Department of the Air Force.

                  "AIR MOBILITY COMMAND AGREEMENTS" means those certain agreements identified as (a) contract number F11626-03-D-0024, dated October 1, 2003, between Department of Defense -- Air Mobility Command and the Core Carriers, and (b) contract number F11626-01-D-0058, dated August 2001, between Department of Defense -- Air Mobility Command and Evergreen Helicopters, Inc., each as in effect on the date hereof and as amended in compliance with the provisions of this Agreement.

     "AIRCRAFT" means any "aircraft" as defined in the Federal Aviation Act, 49 U.S.C. -- Section 40102(a)(6).

                  "AIRCRAFT COLLATERAL" means the Collateral identified on SCHEDULE A-2 and any Aircraft, airframes, Engines, Spare Parts or Propellers hereafter acquired by a Borrower or a Guarantor.

                  "AIRCRAFT SECURITY AGREEMENT" means one or more aircraft security agreements executed and delivered by one or more of the Borrowers or the Guarantors in favor of Agent, in each case, in form and substance satisfactory to Agent.

                  "AIRLINES EBITDA" means, with respect to any fiscal period, Evergreen Airlines' net earnings (or loss), MINUS (to the extent included in such calculation of Evergreen Airlines' net earnings (or loss)), extraordinary gains, and interest income, PLUS (to the extent deducted in such calculation of Evergreen Airlines' net earnings (or loss)) interest expense, income taxes, non-cash extraordinary charges, depreciation and amortization for such period, expenses and fees incurred in connection with the consummation of the transactions contemplated by this Agreement, and non-cash deferred expenses and fees that are repaid by Borrowers to Existing Agent and the other financial institutions party to the PNC Credit Agreement on or before the Closing Date, in each case, as determined in accordance with GAAP.

                  "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3% TIMES the Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2% TIMES the Maximum Revolver Amount, and (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is 90 days before the Maturity Date, 1% TIMES the Maximum Revolver Amount; PROVIDED, HOWEVER, that in the event that the Obligations are repaid in full in cash from the proceeds of a refinancing of the Obligations provided by Wells Fargo, then the Applicable Prepayment Premium shall equal zero; PROVIDED, FURTHER, HOWEVER, that if all of the Obligations are prepaid with the proceeds of a private placement of subordinated debt or equity, an initial public offering of Parent's Stock or a sale of all or substantially all of the assets Borrowers, or all or substantially all of the Stock of Parent, the Applicable Prepayment Premium shall be reduced by 50%.

                  "ASSIGNEE" has the meaning set forth in SECTION 14.1(A).

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT A-1.

                  "AUTHORIZED PERSON" means any officer or employee of Administrative Borrower.

                  "AVAILABILITY" means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

                  "ASIANA CLAIM" means that breach of contract claim instituted by Parent against Asiana Airlines, on or about September 19, 2001, in the United States District Court for the State of Oregon, to recover certain amounts owed to Parent pursuant to a freighter service agreement, dated on or about January 28, 2000, between Parent and Asiana Airlines.

                  "BANK PRODUCT" means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

                  "BANK PRODUCT AGREEMENTS" means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

                  "BANK PRODUCT OBLIGATIONS" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

                  "BANK PRODUCT PROVIDER" means Wells Fargo or any of its Affiliates.

                  "BANK PRODUCT RESERVE" means, as of any date of determination, the lesser of (a) $5,000,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Administrative Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding; PROVIDED, HOWEVER, that in order to qualify as a Bank Product Reserve, such reserve must be established at or about the time that the Bank Product Provider first provides the applicable Bank Product.

                  "BANKRUPTCY CODE" means title 11 of the United States Code, as in effect from time to time.

                  "BASE LIBOR RATE" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "BASE RATE" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

                  "BASE RATE LOAN" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

                  "BASE RATE MARGIN" means 0.50 percentage points.

                  "BASE RATE TERM LOAN MARGIN" means 3.00 percentage points.

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "BOOKS" means all of any Person's now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of any Person's Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

                  "BORROWER COLLATERAL" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a) all of its Accounts,

                  (b) all of its Books,

                  (c) all of its commercial tort claims described on SCHEDULE
                      5.7(D),

                  (d) all of its Deposit Accounts,

                  (e) all of its Equipment,

                  (f) all of its General Intangibles,

                  (g) all of its Inventory,

                  (h) all of its Investment Property (including all of its securities and Securities Accounts),

                  (i) all of its Negotiable Collateral,

                  (j) all of its Supporting Obligations,

                  (k) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  Notwithstanding anything to the contrary contained in this definition, the term "Borrower Collateral" shall not include (i) the Stock of any Excluded Subsidiary (other than Trust) or any Person that is a CFC of a Borrower solely to the extent that such Stock represents more than 66% of the total combined voting power of all classes of Stock of such CFC entitled to vote and solely to the extent that such Stock does not serve as collateral for the obligations under the Indenture, (ii) any rights or interest in any contract, lease, permit, license, charter or license agreement covering personal property of any Borrower if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained, or (iii) the Equipment listed on SCHEDULE E-2, PROVIDED, THAT, the foregoing exclusion shall in no way be construed (a) to apply if any described prohibition is unenforceable under Section 9-406, 9-407, or 9-408 of the Code or other applicable law, or (b) to limit, impair, or otherwise affect the Lender Group's continuing security interests in and liens upon any rights or interests of any Borrower in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, Stock, or Equipment.

                  "BORROWER STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by each Borrower.

                  "BORROWING" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

                  "BORROWING BASE" means, as of any date of determination, the result of:

                  (a) THE LESSER OF

                                    (i) the result of:

                                            (A) 85% of the amount of Eligible
                           Domestic Accounts, LESS the amount, if any, of the Domestic Dilution Reserve, PLUS

                                            (B) the result of (I) THE LESSER of
                           (y) 75% of Eligible Foreign Accounts and (z)
                           $1,000,000, LESS (II) the amount, if any, of the Foreign Dilution Reserve, and

                                    (ii) an amount equal to Borrowers'
                           Collections with respect to Accounts for the immediately preceding 60 day period, PLUS

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

                  (b) THE LOWER OF

                                    (i) $35,000,000, and

                                    (ii) 85% TIMES the Net Orderly Liquidation
                           Inventory Value of Borrowers' Eligible Inventory,
                           MINUS

                  (c) the sum of (i) the Bank Product Reserve, (ii) the Rent Reserve, and (iii) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(B).

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP and reflected as additions to property, plant & equipment on a consolidated statement of cash flows of such Person, whether such expenditures are paid in cash or financed, except to the extent that such expenditures are financed with proceeds of insurance, condemnation awards or asset sales which are permitted to be used or re-invested by Borrowers pursuant to the provisions of SECTION 2.4(D)(III)(2).

                  "CAPITALIZED LEASE OBLIGATION" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

                  "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION 2.7(A).

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

                  "CASH MANAGEMENT AGREEMENTS" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Parent or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

                  "CASH MANAGEMENT BANK" has the meaning set forth in SECTION 2.7(A).

                  "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

                  "CHANGE OF CONTROL" means that (a) Permitted Holders fail to own and control, directly or indirectly, 50.1% or more of the Stock of Parent having the right to vote for the election of members of the Board of Directors,
(b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower, Holdings, Parent, or any other Guarantor ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries in existence as of the Closing Date.

                  "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrowers for the fiscal year ending February 28, 2005 on a month by month basis, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent.

                  "CODE" means the New York Uniform Commercial Code, as in effect from time to time; PROVIDED, HOWEVER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

                  "COLLATERAL" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent's or its Subsidiaries' Books, Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                  "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "COMMERCIAL TORT CLAIM ASSIGNMENT" has the meaning set forth in SECTION 4.4(B).

                  "COMMITMENT" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of SECTION 14.1.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Parent to Agent.

                  "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or

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

threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "CONSOLIDATED EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), MINUS (to the extent included in such calculation of Parent's and its Subsidiaries' consolidated net earnings (or loss)) extraordinary gains, interest income, and gains with respect to any Non-Wholly Owned Subsidiary of Parent, PLUS (to the extent deducted in such calculation of Parent's and its Subsidiaries' consolidated net earnings (or loss)) Interest Expense, income taxes, non-cash extraordinary charges, non-cash losses with respect to any Non-Wholly Owned Subsidiary of Parent, depreciation and amortization for such period, expenses and fees incurred in connection with the consummation of the transactions contemplated by this Agreement, and non-cash deferred expenses and fees that are repaid by Borrowers to Existing Agent and the other financial institutions party to the PNC Credit Agreement on or before the Closing Date, in each case, as determined in accordance with GAAP.

                  "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

                  "DAILY BALANCE" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULTING LENDER" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "DEFAULTING LENDER RATE" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

                  "DEPOSIT ACCOUNT" means any deposit account (as that term is defined in the Code).

                  "DESIGNATED ACCOUNT" means the Deposit Account of Administrative Borrower identified on SCHEDULE D-1.

                  "DESIGNATED ACCOUNT BANK" has the meaning ascribed thereto on SCHEDULE D 1.

                  "DOMESTIC DILUTION" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 180 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers' Accounts that are not Foreign Accounts, by (b) Borrowers' billings with respect to such Accounts during such period.

                  "DOMESTIC DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Domestic Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrowers to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

                  "DOLLARS" or "$" means United States dollars.

                  "ELIGIBLE ACCOUNTS" means Eligible Domestic Accounts and Eligible Foreign Accounts.

                  "ELIGIBLE DOMESTIC ACCOUNTS" means those Accounts (other than Eligible Foreign Accounts) created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; PROVIDED, HOWEVER, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

                  (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or which are more than 60 days past due,

                  (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                  (c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower,

                  (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                  (e) Accounts that are not payable in Dollars,

                  (f) Accounts with respect to which the Account Debtor either
(i) does not maintain in the United States an office that performs billing and collection functions, or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                  (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States; PROVIDED, that (x) prior to the date that is 90 days after the Closing Date, the exclusionary criteria set forth in this CLAUSE (G) shall not apply to any Accounts with respect to which the Air Mobility Command or the United States Postal Service is the Account Debtor, (y) between the date that is 90 days after the Closing Date and 120 days after the Closing Date, the exclusionary criteria set forth in this clause (g) shall not apply to 50% of the amount of Accounts with respect to which the Air Mobility Command or the United States Postal Service is the Account Debtor, and (z) between the date that is 121 days after the Closing Date and 180 days after the Closing Date, the exclusionary criteria set forth in this clause (g) shall not apply to 25% of the amount of Accounts with respect to which the Air Mobility Command or the United States Postal Service is the Account Debtor,

                  (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

                  (i) Accounts (i) with respect to which the Air Mobility Command is the Account Debtor, solely to the extent that the total obligations owing by the Air Mobility Command to Borrowers exceed 60% of all Eligible Accounts, (ii) with respect to which the United States Postal Service is the Account Debtor, solely to the extent that the total obligations owing by the United States Postal Service to Borrowers exceed 40% of all Eligible Accounts, and (iii) with respect to any other individual Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor to Borrowers in excess of such percentage (in each case of clauses (i), (ii) and (iii), such percentages, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates); PROVIDED, HOWEVER, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,

                  (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                  (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

                  (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                  (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

                  (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                  (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

                  "ELIGIBLE EQUIPMENT" means Equipment of Borrowers consisting of first quality finished goods (including Equipment that is comprised of fixed wing Aircraft, rotary wing Aircraft, B747 or DC9 Aircraft, or ground handling machinery or equipment), that complies with each of the representations and warranties respecting Eligible Equipment made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; PROVIDED, HOWEVER, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. An item of Equipment shall not be included in Eligible Equipment if:

                  (a) a Borrower does not have good, valid, and marketable title thereto,

                  (b) with respect to Equipment that does not constitute Aircraft, it is not located at one of the locations in the continental United States set forth on SCHEDULE E-1 (or in-transit from one such location to another such location),

                  (c) it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, or (ii) a Rent Reserve has been established with respect to such location, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                  (d) it is not subject to a valid and perfected first priority Agent's Lien,

                  (e) it is located outside of the coverage area under the applicable policy of insurance, or

                  (f) it consists of goods that are obsolete, restrictive or custom items, packaging or shipping materials, or defective goods.

                  "ELIGIBLE FOREIGN ACCOUNTS" means any Account created by one of the Borrowers as to which each of the following is applicable (a) such Account does not qualify as an Eligible Account solely because the services giving rise to such Account have not been performed by the applicable Borrower as of the original invoice date, (b) Agent has a perfected first priority security interest in such Account, and (c) such Account is owed by an Account Debtor which does not maintain in the United States an office that performs billing and collection functions.

                  "ELIGIBLE INVENTORY" means Inventory of Borrowers consisting of Spare Parts, fixed wing Aircraft, rotary wing Aircraft, or flyaway kits held for sale in the ordinary course of Borrowers' business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) a Borrower does not have good, valid, and marketable title thereto,

                  (b) other than flyaway kits, it is not located at one of the locations in the continental United States set forth on SCHEDULE E-1 or in-transit from one such location to another such location,

                  (c) it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, or (ii) a Rent Reserve has been established with respect to such location, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                  (d) it is not subject to a valid and perfected first priority Agent's Lien,

                  (e) it consists of goods returned or rejected by a Borrower's customers for reasons related to the condition of the goods, or

                  (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts (other than Spare Parts related to fixed wing Aircraft, rotary wing Aircraft, or B747 or DC9 Aircraft), packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                  "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender and any Lender's Related Funds, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) upon the occurrence and during the continuation of an Event of Default, any other Person approved by Agent.

                  "ENGINE" means an "aircraft engine" as defined in the Federal Aviation Act, 49 U.S.C. Section 40102(a)(7).

                  "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

                  "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC ss.9601 ET SEQ. ("CERCLA"); the Resource Conservation and Recovery Act, 42 USC ss.6901 ET SEQ. ("RCRA"); the Federal Water Pollution Control Act, 33 USC ss. 1251 ET SEQ; the Toxic Substances Control Act, 15 USC ss. 2601 ET SEQ; the Clean Air Act, 42 USC ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC ss. 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC ss. 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC ss.651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "EQUIPMENT" means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EVERGREEN AGRICULTURAL" means Evergreen Agricultural Enterprises, Inc., an Oregon corporation.

                  "EVERGREEN AIRLINES" means Evergreen International Airlines, Inc., an Oregon corporation.

                  "EVERGREEN VINTAGE" means Evergreen Vintage Aircraft, Inc., an Oregon corporation.

                  "EXCESS CASH FLOW" means "Excess Cash Flow" as defined in the Indenture.

                  "EXCESS CASH FLOW AMOUNT" has the meaning set forth in SECTION 2.4(C)(V).

                  "EXCLUDED SUBSIDIARIES" means (a) Evergreen Vintage, (b) Evergreen Agricultural, (c) Mark International, a company organized under the laws of the Cayman Islands, (d) Evergreen International (Europe), a company organized under the laws of the United Kingdom, (e) Russian American Aviation Services, a company organized under the laws of Russia, (f) Evergreen Agricultural Products, LLC, a Delaware corporation, (g) Vigna Maria Grazla, LLC, a Delaware limited liability company, (h) Evergreen Helicopter (PTE) Ltd., a company organized under the laws of Singapore, (i) Commercial Aviation (PTY), Ltd., a company organized under the laws of Austria, (j) Evergreen Aviation Services, Inc., a company organized under the laws of Panama, (k) the Trust (other than for purposes of SECTION 7.18), and (l) any Immaterial Subsidiary.

                  "EXCESS AVAILABILITY" means, as of any date of determination, the amount equal to Availability MINUS the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Borrowers and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "EXISTING AGENT" means PNC Bank, N.A., as agent for certain lenders.

                  "EXTRAORDINARY RECEIPTS" means any Collections received by a Borrower, a Guarantor or any of their respective Subsidiaries not in the ordinary course of business (other than (i) proceeds described in SECTION 2.4(C)(II) hereof, or (ii) the payment of any award or compensation for condemnation or taking by eminent domain), including, (a) foreign, United States, state or local tax refunds paid in connection with or as a result of any settlement, audit, or amendment to any tax return, (b) pension plan reversions,
(c) proceeds of insurance (other than insurance proceeds related to a casualty or loss of Collateral), including proceeds of the key man life insurance policies, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) indemnity payments and (f) any purchase price adjustment received in connection with any purchase agreement.

                  "FAA" means the Federal Aviation Administration or any successor agency or instrumentality thereto.

                  "FAMILY MEMBER" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "FAMILY TRUSTS" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "FEDERAL AVIATION ACT" means Subtitle VII of Title 49 of the United States Code, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "FEDERAL LIEN" has the meaning set forth in SECTION 8.7(A).

                  "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

                  "FINOVA CONSENT" means that certain consent executed by Finova Capital Corporation, pursuant to which Finova Capital Corporation (i) consents to the Guaranty to be executed by Trust in favor of Agent, and (ii) consents to the pledge of the Stock of the Trust in favor of Agent.

                  "FINOVA DOCUMENTS" means (a) that certain Secured Loan Agreement, dated as of May 7, 1997, among Finova Capital Corporation as lender, Wilmington Trust Company, in its capacity as owner trustee of the Trust, as borrower, and 747 Inc., Delford M. Smith and King, Christian Inc., as owner participants, as amended by that certain Amendment Agreement, dated as of May 9, 2003, relative thereto, as further amended by that certain Second Amendment, dated as of May 13, 2004 relative thereto, and (b) that certain First Priority Chattel Mortgage and Security Agreement, dated as of May 7, 1997, between Finova Capital Corporation and Wilmington Trust Company, in its capacity as owner trustee of the Trust, and all other agreements or documents executed or delivered in connection therewith, as in effect on the date hereof and as amended in compliance with the provisions of this Agreement.

                  "FIXED CHARGES" means with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense to the extent paid in cash, (b) principal payments scheduled to be paid during such period in respect of Indebtedness (including all payments on account of obligations of Parent or any of its Subsidiaries as a lessee in respect of Capital Leases and other financed Capital Expenditures), and (c) to the extent paid in cash by Parent or any of its Subsidiaries, all federal, state, and local income taxes paid in cash for such period.

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) Consolidated EBITDA for such period MINUS Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

                  "FOREIGN ACCOUNTS" means Accounts owed by any Account Debtor which maintains its chief executive office in Western Europe or Asia.

                  "FOREIGN DILUTION" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 180 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers' Foreign Accounts, by (b) Borrowers' billings with respect to such Accounts during such period.

                  "FOREIGN DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Foreign Accounts by 1 percentage point for each percentage point by which Foreign Dilution is in excess of 5%.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "FUNDING LOSSES" has the meaning set forth in SECTION 2.13(B)(II).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "GROSS ORDERLY LIQUIDATION VALUE" means, as to any asset, the value of such asset that is estimated to be recoverable in an orderly liquidation of such asset, such value to be as determined from time to time by a qualified appraisal company selected by Agent.

                  "GUARANTOR STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by each Guarantor other than the Trust.

                  "GUARANTORS" means (a) Holdings, (b) Parent, (c) the Trust,
(d) each Subsidiary of Parent that is not a Borrower, and (e) each other person that guaranties the Obligations, whether pursuant to SECTION 6.15 or otherwise, and "GUARANTOR" means any one of them.

                  "GUARANTOR SECURITY AGREEMENT" means one or more security agreements executed and delivered by each Guarantor (other than the Trust and Holdings) in favor of Agent, in each case, in form and substance reasonably satisfactory to Agent.

                  "GUARANTY" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, in form and substance reasonably satisfactory to Agent.

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "HEDGE AGREEMENT" means any and all agreements, or documents now existing or hereafter entered into by Parent or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "HOLDOUT LENDER" has the meaning set forth in SECTION 15.2(A).

                  "HOLDINGS" means Evergreen Holdings, Inc., an Oregon corporation.

                  "IMMATERIAL SUBSIDIARY" means each Subsidiary of any Borrower that does not own any assets or that owns assets in an aggregate amount less than or equal to $10,000.

                  "INDEBTEDNESS" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

                  "INDEMNIFIED PERSON" has the meaning set forth in SECTION
11.3.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INDENTURE" means that certain Indenture dated as of May 16, 2003, by and among the Trustee, one or more of the Borrowers or the Guarantors, as in effect on the date hereof.

                  "INDENTURE DOCUMENTS" means the Indenture, and the other material agreements and documents executed or delivered in connection therewith, as in effect on the date hereof.

                  "INTERCOMPANY ADVANCE" means loans, advances or transfers of cash in the ordinary course of business from Parent to one of its Subsidiaries or from one of Parent's Subsidiaries to Parent or another Subsidiary of Parent so long as the Parent or the Subsidiary, as applicable, that is acting as the lender has executed the Intercompany Subordination Agreement.

                  "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by Parent, Borrowers and each of their Subsidiaries and Agent, the form and substance of which is reasonably satisfactory to Agent.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of even date herewith by and between Agent and the Trustee, which is in form and substance reasonably satisfactory to Agent.

                  "INTEREST EXPENSE" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "INTEREST PERIOD" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

                  "INVENTORY" means inventory (as that term is defined in the Code).

                  "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "INVESTMENT PROPERTY" means investment property (as that term is defined in the Code).

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "ISSUING LENDER" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to SECTION 2.12.

                  "L/C" has the meaning set forth in SECTION 2.12(A).

                  "L/C DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C UNDERTAKING" has the meaning set forth in SECTION
2.12(A).

                  "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

                  "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) actual out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Parent's and its Subsidiaries' Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any Subsidiary of a Borrower, (h) Agent's and each Lender's reasonable out-of-pocket costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable out-of-pocket costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

                  "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

                  "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LIBOR DEADLINE" has the meaning set forth in SECTION 2.13(B)(I).

                  "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1.

                  "LIBOR OPTION" has the meaning set forth in SECTION 2.13(A).

                  "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by DIVIDING (a) the Base LIBOR Rate for such

Interest Period, by (b) 100% MINUS the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR RATE LOAN" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR RATE MARGIN" means 3.00 percentage points.

                  "LIBOR RATE TERM LOAN MARGIN" means 5.50 percentage points.

                  "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

                  "LOAN DOCUMENTS" means this Agreement, the Aircraft Security Agreement, the Bank Product Agreements, the Borrower Stock Pledge Agreement, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Fee Letter, the Finova Consent, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Mortgages, the Stock Pledge Agreement, the Tax/Litigation Letter Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of a Borrower's or any of its Subsidiaries' ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower.

                  "MATERIAL CONTRACT" means any agreement or contract of any Borrower, any Guarantor or any Subsidiary of a Borrower or a Guarantor which is material (or together with related agreements and contracts, is material) to the business, prospects, operations, financial condition, performance or properties of Parent and its Subsidiaries, taken as a whole, including without limitation, the Air Mobility Command Agreement, the Indenture Documents, the FINOVA Documents, the Smith Employment Agreement, the Trust Agreement, the UPS Agreement, the USPS Agreement, and any other agreement executed and delivered in connection therewith.

                  "MATERIAL ENVIRONMENTAL IMPACT" means $500,000 or greater in response costs or other costs or penalties under Environmental Laws.

                  "MATURITY DATE" has the meaning set forth in SECTION 3.4.

                  "MAXIMUM REVOLVER AMOUNT" means $50,000,000.

                  "MAXIMUM TERM LOAN AMOUNT" means, as of any date, the least of:

                  (a) $50,000,000,

                  (b) 80% times the Net Orderly Liquidation Equipment Value of Borrowers' Eligible Equipment, and (c) the difference between:

                           (i) an amount equal to (A) for the period from the
Closing Date through February 28,
2005, 1.25 TIMES Borrowers' Consolidated EBITDA for the twelve month period ending on the last day of the month most recently ended with respect to which financial reports have been (or were required to be) delivered to Agent pursuant to SECTION 6.3(A), and (B) for the period from March 1, 2005 through the Maturity Date, 1.00 TIMES Borrowers' Consolidated EBITDA for the twelve month period ending on the last day of the month most recently ended with respect to which financial reports have been (or were required to be) delivered to Agent pursuant to SECTION 6.3(A), and

                           (ii) the then extant Revolver Usage.

                  "MORTGAGE POLICY" has the meaning set forth in SECTION 3.1(V).

                  "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower, a Guarantor or a Subsidiary of a Borrower or a Guarantor in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

                  "NEGOTIABLE COLLATERAL" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

                  "NET CASH PROCEEDS" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets or any casualty event or condemnation event with respect to the property or assets of any Person or any Subsidiary thereof, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) out-of-pocket fees and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) the amount of any reserve not to exceed 5% of the aggregate amount of Collections received from such sale or disposition that is required to be maintained under GAAP for liabilities incurred by such Person or such Subsidiary for any indemnification obligation or purchase price adjustment in connection with such disposition so long as immediately after any portion of such reserve is used to pay such liabilities, the remaining portion shall constitute Net Cash Proceeds; and in the case of each of (i), (ii), and (iii), to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction.

                  "NET ORDERLY LIQUIDATION INVENTORY VALUE" means the value of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such value to be as determined from time to time by a qualified appraisal company selected by Agent.

                  "NET ORDERLY LIQUIDATION EQUIPMENT VALUE" means the value of Borrowers' Equipment that is estimated to be recoverable in an orderly liquidation of such Equipment net of all associated costs and expenses of such liquidation, such value to be as determined from time to time by a qualified appraisal company selected by Agent.

                  "NON-FEDERAL NON-PRIORITY LIEN" has the meaning set forth in
SECTION 8.7(B).

                  "NON-FEDERAL PRIORITY LIEN" has the meaning set forth in
SECTION 8.7(A).

                  "NON-WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person with respect to which such Person does not own (directly or indirectly) 100% of the Stock of such Subsidiary.

                  "OBLIGATIONS" means (a) all loans (including the Term Loan), Advances, debts, principal, interest, contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses, lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise (including any portion of any of the foregoing that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(E).

                  "OVERADVANCE" has the meaning set forth in SECTION 2.5.

                  "PARENT" has the meaning set forth in the preamble to this Agreement.

                  "PARTICIPANT" has the meaning set forth in SECTION 14.1(E).

                  "PARTICIPANT REGISTER" has the meaning set forth in SECTION 14.1(I).

                  "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Agent to Agent respecting the amount necessary to repay in full all of the obligations of Borrowers and their Subsidiaries owing to Existing Agent and the other financial institutions party to that certain Credit, Guaranty, and Security Agreement, dated as of May 16, 2003 (the "PNC CREDIT AGREEMENT"), and the related financing agreement, and obtain a release of all of the Liens existing in favor of Existing Agent in and to the assets of Borrowers and their Subsidiaries.

                  "PERMITTED ACQUISITION" means an Acquisition so long as:

                  (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

                  (b) after giving effect to the proposed Acquisition, Parent and its Subsidiaries shall have Availability plus Qualified Cash of at least $20,000,000,

                  (c) unless the Required Lenders otherwise consent in writing (such consent not to be unreasonably withheld), (i) the total cash consideration paid in connection with all Acquisitions consummated since the Closing Date shall not exceed $5,000,000 in the aggregate, and (ii) the total obligations assumed in connection with all Acquisitions consummated since the Closing Date shall not exceed $5,000,000 in the aggregate,

                  (d) any Indebtedness that is incurred as a result of such Acquisition is permitted under Section 7.1,

                  (e) the assets being acquired, or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto,

                  (f) Parent has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and the Required Lenders), Borrowers would have been in compliance with each of the financial covenants in Section 7.18 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements, and Agent has completed its audit, appraisal, and standard due diligence with respect to the assets or Person that is to be the subject of the proposed Acquisition and the results thereof are reasonably satisfactory to the Required Lenders,

                  (g) Parent has provided Agent with written notice of the proposed Acquisition not less than 10 Business Days prior to the anticipated closing date of the proposed Acquisition,

                  (h) in the case of an asset Acquisition, the subject assets are being acquired by one or more of the Borrowers,

                  (i) in the case of an asset Acquisition, the relevant Borrower shall have executed and delivered any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Required Lenders in order to include the newly acquired assets within the Collateral,

                  (j) in the case of an Acquisition of Stock, the subject Stock is not of a CFC and is being acquired in such Acquisition directly by one of Borrowers, and

                  (k) in the case of an Acquisition of Stock, Borrowers shall have executed and delivered a supplement to the Stock Pledge Agreement in order to include the Stock being acquired thereunder and shall have delivered to Agent possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such acquired Person together with stock powers with respect thereto endorsed in blank, and

                  (l) in the case of an Acquisition of Stock, Borrowers shall have caused such acquired Person to execute and deliver a joinder to, at the election of the Required Lenders: (i) the Guaranty and the Guarantor Security Agreement, or (ii) this Agreement to make such Person a party hereto, together with any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Required Lenders to cause such acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the Collateral.

                  "PERMITTED DISCRETION" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "PERMITTED DISPOSITIONS" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) sales or other dispositions from one Borrower to another Borrower, (f) sales or other dispositions expressly permitted by SECTION 7.3(A), (g) the sale by Borrowers of two C130 Aircrafts so long as (i) no Default or Event of Default has occurred, is continuing, or would result therefrom, (ii) such sale is upon fair and reasonable terms, (iii) at least 75% of the consideration for each Aircraft is paid in cash; (iv) Borrowers shall have delivered to Agent a copy of the agreement, together with all exhibits and schedules thereto, pursuant to which the proposed sale is to be made (and all other agreements or documents to be entered into or executed in connection therewith), certified as being true, correct, and complete by an officer of Parent, in each case, in form and substance satisfactory to Agent, and (v) the sale shall have been consummated in accordance with the terms of such agreements, (h) sales of assets in which the proceeds from each sale are used to replace the assets that are sold so long as
(i) no Default or Event of Default has occurred, is continuing, or would results therefrom, (ii) at least the greater of (x) 75% of the consideration for such assets, and (y) the Gross Orderly Liquidation Value of such assets, is paid in cash, and the remaining portion of the consideration is evidenced by a promissory note that is delivered to Agent together with an allonge endorsed in blank, (iii) the amount of proceeds received in respect of all such sales is less than $25,000,000 in the aggregate during the term of this Agreement, (iv) Parent delivers a certificate to Agent within 10 days after each sale, stating that the proceeds from such sale shall be used to replace the assets that were sold within a period specified in such certificate not to exceed the earlier of
(x) 180 days after the receipt of such proceeds and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), (v) proceeds from each sale are not commingled with any other cash and are immediately deposited in a separate Deposit Account subject to a Control Agreement in favor of Agent, (vi) if all or any portion of such proceeds are not used to replace the assets that were sold within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations in accordance with SECTION 2.4(D)(III) on the last day of such specified period, and (i) dispositions of assets (other than current Accounts or Stock) not otherwise permitted in clauses (a) through (h) so long as
(i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the consideration received for such assets is at least equal to the fair market value thereof, (iii) at least 75% of the consideration is paid in cash, (iv) the remaining portion of the consideration is evidenced by a promissory note that is delivered to Agent together with an allonge endorsed in blank, and (v) the Gross Orderly Liquidation Value of all such dispositions is less than $6,000,000 during the term of this Agreement.

                  "PERMITTED DISTRIBUTIONS" means (a) distributions by any Person to a Borrower or Parent, (b) distributions by Parent to Holdings, in an aggregate amount not in excess of $200,000 during any fiscal year of Parent for the purpose of paying administrative expenses of Holdings so long as (i) no material portion of Holdings', Parent's, any Borrower's or any of their respective Subsidiaries' assets has been attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person, (ii) an Insolvency Proceeding has not been commenced by or against Holdings, Parent, any Borrower or any of their respective Subsidiaries, and
(iii) none of Holdings, Parent, any Borrower or any of their respective Subsidiaries has been enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, and (c) the Permitted Sys-tems Distribution.

                  "PERMITTED HOLDER" means (a) Delford M. Smith, his Family Members, and his Family Trusts, and (b) Ventures Holdings, Inc. so long as all of the Stock of Ventures Holdings, Inc. is held, directly or indirectly, by one or more of the Persons listed in clause (a).

                  "PERMITTED INTERCOMPANY ADVANCE" means an Intercompany Advance from Parent or any of its Subsidiaries to Parent or any Borrower.

                  "PERMITTED INVESTMENTS" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower,
(e) Investments by a Borrower or a Guarantor in another Borrower or Guarantor (other than the Trust) in the form of Stock (including the Permitted Sys-tems Distribution), (f) Investments by a Borrower or a Guarantor in the Excluded Subsidiaries in the form of Stock, to the extent in existence as of the Closing Date, (g) Investments outstanding on the Closing Date and listed on SCHEDULE P-2, (h) Investments in joint ventures so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) no cash, property, or other assets of any Borrower or Guarantor are transferred or contributed to such joint venture and no Indebtedness of such joint venture is assumed or guaranteed, (iii) all cash received by the joint venture is deposited into an account of the joint venture (and not commingled with the cash of any other Person, including any joint venture partner), (iv) all cash and Cash Equivalents of the joint venture that is available for distribution to the joint venture partners is distributed to the joint venture partners within 3 Business Days of receipt thereof, and (v) Agent shall have a perfected, first priority security interest in the interest of the joint venture partner that is a Borrower or Guarantor, (i) any promissory note issued to Parent or any Borrower in connection with (i) the sale by Borrowers of two C130 Aircrafts pursuant to the terms and conditions of subsection (g) of the definition of Permitted Dispositions, and (ii) the sale by Borrowers of assets in which the proceeds from each sale are used to replace the assets that are sold pursuant to the terms and conditions of subsection (h) of the definition of Permitted Dispositions, and (j) unsecured loans made by Borrowers to Evergreen Vintage or Evergreen Agricultural in an aggregate amount during the term of this Agreement not to exceed $6,000,000 so long as (i) no Default or Event of Default has occurred, is continuing, or would result therefrom, (ii) after giving effect to the proposed loans, Borrowers have Availability plus Qualified Cash of at least $10,000,000, (iii) each loan is evidenced by a promissory note that is delivered to Agent, together with an allonge endorsed in blank, (iv) each loan made to Evergreen Vintage is used solely to operate its business of refurbishing vintage aircraft that is owned by Evergreen Vintage on the Closing Date and constructing one Imax Theater, and (v) each loan made to Evergreen Agricultural is not used to purchase any real property or farms, PROVIDED that such $6,000,000 aggregate amount shall be increased to $8,000,000 so long as Borrowers achieve EBITDA of at least $120,000,000 for the 12 month period ending February 28, 2005.

                  "PERMITTED LIENS" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, and (l) customary rights of setoff or banker's Liens on amounts deposited at a depository institution solely for customary bank charges owed by Parent or any Borrower to such depository institution and not in connection with the borrowing of money.

                  "PERMITTED PROTEST" means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Parent's and its Subsidiaries' Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $15,000,000.

                  "PERMITTED SYS-TEMS DISTRIBUTION" the distribution by Evergreen Airlines of 100% of the Stock of Sys-tems LogistiX, Inc., a Delaware corporation, to Parent so long as concurrently with such distribution, Parent executes and delivers to Agent an amendment to the Guarantor Stock Pledge Agreement or such other documentation as Agent deems necessary in order to perfect, and continue the perfection of, Agent's Liens on the Stock of Sys-tems LogistiX, Inc., a Delaware corporation.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PNC CREDIT AGREEMENT" has the meaning set forth in the definition of Pay-Off Letter.

                  "PROJECTIONS" means Parent's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "PROPELLER"   means  a   "propeller"   as  defined  in  the
  Federal   Aviation  Act,  49  U.S.C. Section 40102(a)(36).

                  "PRO RATA SHARE" means, as of any date of determination:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

                  (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto,
(i) prior to the making of the Term Loan, the percentage obtained by dividing
(y) such Lender's Term Loan Commitment, by (z) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by (z) the principal amount of the Term Loan, and

                  (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under SECTION 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment PLUS the unpaid principal amount of such Lender's portion of the Term Loan by (ii) the aggregate amount of Revolver Commitments of all Lenders PLUS the Term Loan; PROVIDED, HOWEVER, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances PLUS such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit PLUS the unpaid principal amount of such Lender's portion of the Term Loan by (B) the principal amount of all outstanding Advances PLUS the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit PLUS the outstanding principal balance of the Term Loan.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "QUALIFIED CASH" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

                  "RCRA" has the meaning set forth in the definition of Environmental Law.

                  "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Borrower or a Subsidiary of any Borrower and the improvements thereto.

                  "REAL PROPERTY COLLATERAL" means the Real Property identified on SCHEDULE R-1 and any Real Property hereafter acquired by a Borrower or any Subsidiary of a Borrower.

                  "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "REGISTERED LOAN" has the meaning set forth in SECTION 2.17.

                  "REGISTERED NOTE" has the meaning set forth in SECTION 2.17.

                  "REGULATIONS" means the regulations for Air Carrier Guarantee Loan Program issued pursuant to the Act, 14 C.F.R. Part 1300, as the same may be amended from time to time.

                  "RELATED FUND" means a fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender or its investment manager.

                  "RELEVANT FISCAL YEAR" has the meaning set forth in SECTION 2.4(C)(V).

                  "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

                  "RENT RESERVE" means, as of any date of determination, with respect to each leased location that is identified on SCHEDULE E-1 (as supplemented from time to time in accordance herewith) at which any Borrower or any Guarantor stores or maintains Inventory or Equipment and as to which a Collateral Access Agreement has not been received by Agent as of such date, a reserve in an amount equal to three months rent under the lease or other similar agreement with respect to such location; provided that so long as no Event of Default has occurred or is continuing, the aggregate amount of the Rent Reserve shall not exceed $750,000.

                  "REPLACEMENT LENDER" has the meaning set forth in SECTION 15.2(A).

                  "REPORT" has the meaning set forth in SECTION 16.17.

                  "REQUIRED AVAILABILITY" means that the sum of (a) Excess Availability, PLUS (b) Qualified Cash exceeds $10,000,000.

                  "REQUIRED LENDERS" means, at any time, the Required Revolver Lenders and the Required Term Loan Lenders.

                  "REQUIRED REVOLVER LENDERS" means, at any time, Lenders who hold at least 50.1% of the sum of the Revolver Commitment, or if the Revolver Commitment has been terminated or reduced to zero, the then extant Revolver Usage.

                  "REQUIRED TERM LOAN LENDERS" means, at any time, Lenders who hold at least 50.1% of the then extant principal balance of the Term Loan.

                  "RESERVE PERCENTAGE" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "REVOLVER COMMITMENT" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of SECTION 14.1.

                  "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the amount of outstanding Advances, PLUS (b) the amount of the Letter of Credit Usage.

                  "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

                  "SETTLEMENT" has the meaning set forth in SECTION 2.3(F)(I).

                  "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(F)(I).

                  "SMITH EMPLOYMENT AGREEMENT" means the letter agreement, dated April 30, 2003, between Parent and Delford M. Smith, excluding any amendment or other modification thereto.

                  "SOLVENT" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

                  "SPARE PART" means any "spare part" or "appliance" as defined in the Federal Aviation Act.

                  "STOCK" means all shares, options, warrants, interests, participations, beneficial interests in any trust, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, trust, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; PROVIDED, THAT for the purposes of this Agreement, the Excluded Subsidiaries shall not constitute Subsidiaries of Parent, any Borrower or any Guarantor, PROVIDED FURTHER that the Trust shall constitute a Subsidiary of Parent solely for purposes of calculating compliance with the financial covenants set froth in SECTION 7.18.

                  "SUPPORTING OBLIGATION" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

                  "SWING LENDER" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under SECTION 2.3(D).

                  "SWING LOAN" has the meaning set forth in SECTION 2.3(D)(I).

                  "TAXES" has the meaning set forth in SECTION 16.11.

                  "TAX/LITIGATION LETTER AGREEMENT" means that certain letter agreement, executed by the Parent and Borrowers, in favor of Agent, regarding certain tax liens and litigation matters referenced thereto, in form and substance satisfactory to Agent.

                  "TERM LOAN" has the meaning set forth in SECTION 2.2(A).

                  "TERM LOAN AMOUNT" means (a) on the Closing Date, $50,000,000, and (b) on any date of determination after the Closing Date, the outstanding principal balance of the Term Loan.

                  "TERM LOAN COMMITMENT" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of SECTION 14.1.

                  "TERM LOAN LENDER" means any Lender that has a Term Loan Commitment or, if Term Loan has been funded, that has an outstanding portion of the Term Loan.

                  "TOTAL COMMITMENT" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of SECTION 14.1.

                  "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

                  "TRUST" means the trust created by the Trust Agreement.

                  "TRUST AGREEMENT" means the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, and as further amended pursuant to the Second Amendment to the Second Amended and Restated Trust Agreement, dated as of January 14, 2004, and as further amended pursuant to the Third Amendment to the Second Amended and Restated Trust Agreement, dated as of May 13, 2004, among Parent and Delford M. Smith, as beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee.as in existence on the Closing Date and as amended in compliance with the provisions of this Agreement.

                  "TRUSTEE" means JP Morgan Trust Company, National Association, as successor to Bank One, National Association, a national banking association, as trustee under the Indenture.

                  "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

                  "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

                  "UNITED STATES" means the United States of America.

                  "UPS AGREEMENT" means that certain Ground Handling Agreement, dated as of May 9, 1988, between UPS Air Forwarding, Inc. and Evergreen Ground Logistics Enterprise, Inc., as in effect on the date hereof and as amended in compliance with the provisions of this Agreement.

                  "USPS AGREEMENTS" means those certain agreements identified as
(a) contract number SNET-01-GLR, dated August 27, 2001, between the United States Postal Service and Evergreen Ground Logistics Enterprise, Inc., (b) contract number SNET-01-SER, dated August 27, 2001 between the United States Postal Service and Evergreen Ground Logistics Enterprise, Inc., (c) contract number SNET-01-PR, dated August 27, 2001, between the United States Postal Service and Evergreen Ground Logistics Enterprise, Inc., (d) contract number TNET-93-01, dated December 19, 2002, between the United States Postal Service and Evergreen Ground Logistics Enterprise, Inc., and (e) contract number DIE-85-04 dated July 1, 2001, between the United States Postal Service and

Evergreen Helicopters Alaska, Inc., each as in effect on the date hereof and as amended in compliance with the provisions of this Agreement.

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.6.

                  "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

                  "WFF" means Wells Fargo Foothill, Inc., a California corporation.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein, PROVIDED, HOWEVER, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. For the purposes of this Agreement, the Air Mobility Command, the United States Postal Service, and each other department, agency, or instrumentality within the United States government shall be treated as a separate Person irrespective of whether any such department, agency, or instrumentality actually constitutes a separate legal entity.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

     (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal TO THE LESSER OF (i) the Maximum Revolver Amount LESS the Letter of Credit Usage, or (ii) the Borrowing Base LESS the Letter of Credit Usage.

     (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right to have the Borrowers' Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of re-determining the Net Orderly Liquidation Inventory Value of Borrowers' Inventory and, as a result, re-determining the Borrowing Base.

     (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

     (d) Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "TERM LOAN") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The Term Loan shall be repaid in consecutive monthly installments, commencing on June 1, 2004 and continuing on the first day of each month thereafter until paid in full, each in a principal amount equal to $541,667. Upon ten (10) Business Days prior written notice to Agent, so long as no Event of Default shall have occurred and be continuing or would result from such prepayment, and so long as Borrowers have Excess Availability and Qualified Cash of at least $5,000,000 immediately prior to such prepayment and immediately after giving effect to any such prepayment, Borrowers may prepay all or a portion of the Term Loan at any time without premium or penalty. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. Any principal amount of the Term Loan repaid or prepaid may not be reborrowed.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

     (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for a Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

     (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(A), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(C) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(D) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(D), Agent shall elect to have the terms of SECTION 2.3(C) apply to such requested Borrowing.

     (c) MAKING OF LOANS.

          (i) In the event that Agent shall elect to have the terms of this
SECTION 2.3(C) apply to a requested Borrowing as described in SECTION 2.3(B), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(A), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(I), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

          (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loan, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the

Advances (or portion of the Term Loan, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loan, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loan, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Term Loan, as applicable) to be made by such other Lender on any Funding Date.

          (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

     (d) MAKING OF SWING LOANS.

          (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(D) apply to a requested Borrowing as described in SECTION 2.3(B), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(D) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(I), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one

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or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

          (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

     (e) AGENT ADVANCES.

          (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(E) shall be referred to as "AGENT ADVANCES"); PROVIDED, that notwithstanding anything to the contrary contained in this SECTION 2.3(E), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with
SECTION 2.3(I) hereof outstanding at such time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $5,000,000. Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

          (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

     (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) Agent shall request settlement ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrowers' or their Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(C)(III)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date,

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

transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

          (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

          (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

     (g) NOTATION. Agent shall record on its books the principal amount of the Advances (or portion of the Term Loan, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances (or portion of the Term Loan, as applicable) in its books and records, including computer records.

     (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

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

     (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, , so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of (x) 10% of the Borrowing Base then in effect and (y) $5,000,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (iii) the aggregate principal amount of Overadvances made pursuant to this SECTION 2.3(I) when taken together with the aggregate principal amount of Agent Advances made pursuant to
SECTION 2.3(E) does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $5,000,000, and (iv) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this
SECTION 2.3(I) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

          (A) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

          (B) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in SECTION 2.3(F) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.3(I), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.4 PAYMENTS.

     (a) PAYMENTS BY BORROWERS.

          (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers

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

do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (b) APPORTIONMENT AND APPLICATION.

          (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and, except as specifically provided in PARAGRAPH (B)(III) or SECTION 2.4(D) below, all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

               (A) FIRST, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

               (B) SECOND, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

               (C) THIRD, to pay any fees then due to Agent (for its separate accounts, after giving effect to any agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

               (D) FOURTH, to pay any fees then due to any or all of the Lenders (after giving effect to any agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

               (E) FIFTH, to pay interest due in respect of all Agent Advances, until paid in full,

               (F) SIXTH, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Term Loan, until paid in full,

               (G) SEVENTH, to pay the principal of all Agent Advances until paid in full,

               (H) EIGHTH, so long as no Event of Default has occurred and is continuing, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

               (I) NINTH, to pay the principal of all Swing Loans until paid in full,

               (J) TENTH, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Parent or its Subsidiaries in respect of Bank Products, until paid in full,

               (K) ELEVENTH, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

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

               (L) TWELFTH, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full,
(ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Parent's and its Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted,

               (M) THIRTEENTH, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

               (N) FOURTEENTH, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrowers' and its Subsidiaries' obligations in respect of Bank Products), and

               (O) FIFTEENTH, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in
SECTION 2.3(F).

          (iii) In each instance, so long as no Event of Default has occurred and is continuing, this SECTION 2.4(B) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

          (iv) For purposes of the foregoing (other than clause (N)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; PROVIDED, HOWEVER, that for the purposes of clause (N), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

          (v) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
SECTION 2.4 shall control and govern.

     (c) MANDATORY PREPAYMENTS.

          (i) Immediately upon receipt of notice by Agent that the outstanding principal balance of the Term Loan exceeds the then extant Maximum Term Loan Amount, Borrower shall prepay the Term Loan in accordance with CLAUSE (D) below in an amount equal to such excess.

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

          (ii) Immediately upon any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets (other than sales or dispositions which qualify as Permitted Dispositions under clauses (b), (c),
(e), and (g)) of the definition of Permitted Dispositions):

               (A) If the proceeds are from the sale or disposition of any Eligible Equipment, Borrowers shall prepay the outstanding Obligations in accordance with clause (d) below with the Net Cash Proceeds received by such Person in connection with such sale or disposition in an amount equal to the lesser of (i) 100% of such Net Cash Proceeds, and (ii) 100% of the Gross Liquidation Value of such Eligible Equipment based on the most recent appraisal of such Eligible Equipment. Any remaining Net Cash Proceeds shall be applied as follows: (A) so long as no Default or Event of Default shall have occurred and be continuing, (x) 50% of such Net Cash Proceeds shall be retained by Borrower, and (y) the remaining Net Cash Proceeds shall be used by Borrowers to prepay the outstanding Obligations in accordance with clause (d) below, and (B) otherwise, 100% of such Net Cash Proceeds shall be used by Borrowers to prepay the outstanding Obligations in accordance with clause (d) below.

               (B) If the proceeds are from the sale or disposition of any other property or assets, Borrowers shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sale or disposition if the aggregate amount of Net Cash Proceeds received by Parent and its Subsidiaries (and not paid to Agent as a prepayment of the Obligations) for all such sales or dispositions shall exceed $150,000 in any fiscal year.

Nothing contained in this subclause (ii) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with SECTION 7.4.

          (iii) Immediately upon the receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts in excess of $50,000 individually or $250,000 in the aggregate during any Fiscal Year (other than Extraordinary Receipts from the Asiana Claim), Borrowers shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

          (iv) Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in CLAUSES (A), (B), (C), (D), OR (E) of SECTION 7.1), or the sale or issuance by Parent or any of its Subsidiaries of any shares of its Capital Stock, Borrowers shall prepay the outstanding principal of the Obligations in accordance with clause (d) in an amount equal to 100% of the Net Cash Proceeds received by Parent or its Subsidiaries in connection with such sale, issuance, or incurrence. The provisions of this subsection (iv) shall not be deemed to be implied consent to any such sale, issuance, or incurrence otherwise prohibited by the terms and conditions of this Agreement.

          (v) If Parent or any of its Subsidiaries has any Excess Cash Flow for any fiscal year (the "RELEVANT FISCAL YEAR"), commencing with the fiscal year ending February 29, 2004, Borrowers shall prepay the outstanding Obligations in accordance with clause (d) below in an amount (the "EXCESS CASH FLOW AMOUNT") equal to 75% of such Excess Cash Flow. Such Excess Cash Flow shall be paid on or before the first day of the second fiscal quarter of the fiscal year following the Relevant Fiscal Year. Notwithstanding the foregoing, (x) Borrowers shall not be required to prepay the Obligations with Excess Cash Flow if there are any Borrowings during (i) the last 5 days of Parent's first fiscal quarter of its fiscal year immediately following the Relevant Fiscal Year, or (ii) the last 20 Business Days of the Excess Cash Flow Offer (as defined in the Indenture), and
(y) Borrowers shall not be required to prepay the Obligations with Excess Cash Flow to the extent that Parent would have less than $30,000,000 available to be borrowed under this Agreement upon consummation of the Excess Cash Flow Offer (as defined in the Indenture), after giving PRO FORMA effect to the purchase of Notes (as defined in the Indenture) in the Excess Cash Flow Offer (as defined in the Indenture). Borrowers shall not be required to prepay the Obligations with Excess Cash Flow if the Excess Cash Flow Amount is less than $5,000,000.

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

          (vi) Immediately upon the receipt by Parent or any of its Subsidiaries of any insurance proceeds related to a casualty or loss of Collateral or the payment of any award or compensation for condemnation or taking by eminent domain, Borrowers shall prepay the outstanding Obligations in accordance with clause (d) below in an amount equal to 100% of such proceeds or payment, net of any reasonable expenses incurred in collecting such proceeds or payment.

     (d) APPLICATION OF PAYMENTS.

          (i) Each prepayment pursuant to subclause (c)(i) above shall be applied to the outstanding principal amount of Term Loan, until paid in full. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity.

          (ii) Each prepayment pursuant to subclause (c)(iii) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in SECTION 2.4(B)(I). Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity.

          (iii) Each prepayment pursuant to subclause (c)(ii) or (c)(vi) above, shall:

               (A) so long as no Event of Default shall have occurred and be continuing, be applied as follows:

                    (1) if the proceeds are from any sale or disposition of any Accounts or Inventory or any insurance policy or condemnation or eminent domain award or compensation with respect to Inventory, such proceeds shall be applied, first, to the outstanding principal amount of the Advances, until paid in full, second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, until paid in full, third, to the outstanding principal amount of Term Loan, until paid in full. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity;

                    (2) subject to clause (3) below, if the proceeds are from the sale or disposition of any other assets or any insurance policy or condemnation or eminent domain award or compensation not described in clause (1) above, such proceeds shall be applied, first, to the outstanding principal amount of the Term Loan, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage; PROVIDED, HOWEVER, that, except during the continuance of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair, or restore the properties or assets in respect of which such proceeds were paid if (i) either (A) the amount of proceeds received in respect of such sales, dispositions, insurance policies, or condemnation or eminent domain awards or compensation are less than $25,000,000 in the aggregate during the term of this Agreement, or (B) the Required Lenders and Borrowers agree to the use of such proceeds to replace, repair, or restore the properties or assets in respect of which such proceeds were paid, (ii) Parent delivers a certificate to Agent within 10 days after such sale or 30 days after the date of such loss, destruction, or taking, as the case may be, stating that such proceeds shall be used to replace, repair, or restore such properties or assets within a period specified in such certificate not to exceed the earlier of (x) 180 days after the receipt of such proceeds and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds shall not be commingled with any other cash and shall be immediately deposited in a separate Deposit Account subject to a Control Agreement in favor of Agent. If all or any portion of such proceeds not so applied to the prepayment of the Obligations in accordance with this clause (2) are not used in accordance with

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the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations in accordance with this clause (2) on the last day of such specified period. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity;

                    (3) if the proceeds are from a sale or disposition of all or substantially all of the assets or Stock of any Person or any insurance, which sale, disposition, or proceeds of insurance includes both Accounts or Inventory and other assets, such proceeds shall be applied as follows: (x) an amount equal to the net book value of such Accounts and Inventory (determined at the time of such sale or disposition or event resulting in such insurance proceeds), shall be applied first, to the outstanding principal amount of the Advances, until paid in full, and second, to cash collateralize the Letters of Credit, and (y) the remaining proceeds shall be applied, first, to the outstanding principal amount of the Term Loan, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, until paid in full, PROVIDED, HOWEVER, that, except during the continuance of a Default or an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace the assets in respect of which such proceeds were paid if (i) either
(A) the amount of proceeds received in respect of such dispositions are less than $25,000,000 in the aggregate during the term of this Agreement, or (B) the Required Lenders decide in their sole discretion to the use of such proceeds to replace the assets in respect of which such proceeds were paid, (ii) Parent delivers a certificate to Agent within 10 days after such sale or 30 days after the date of such disposition, stating that such proceeds shall be used to replace such assets within a period specified in such certificate not to exceed the earlier of (x) 180 days after the receipt of such proceeds and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds shall not be commingled with any other cash and shall be immediately deposited in a separate Deposit Account subject to a Control Agreement in favor of Agent. If all or any portion of such proceeds not so applied to the prepayment of the Obligations in accordance with this clause (3) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations in accordance with this clause (3) on the last day of such specified period. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity;

               (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in SECTION 2.4(B)(I).

          (iv) Each prepayment pursuant to subclause (c)(iv) or (c)(v) above shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, and third, to cash collateralization of the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in SECTION 2.4(B)(I). Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (if any) in the inverse order of maturity.

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to SECTION 2.1 or SECTION 2.12 is greater than any of the limitations set forth in SECTION 2.1 or SECTION 2.12, as applicable (an "OVERADVANCE"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(B). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

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

     2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

     (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Term Loan Margin, (iii) if the relevant Obligation is a portion of the Term Loan that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

     The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.12(E)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

     (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

          (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

          (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

Provided that if, at the time that any amounts due in respect of interest on the Term Loan are charged to Borrowers' Loan Account, an Event of Default or Overadvance exists, or would result therefrom, such amounts shall not constitute Advances but instead shall continue to remain outstanding as amounts due in respect of the Term Loan and such amounts shall be compounded and added to the outstanding principal balance of the Term Loan.

          (d) PAYMENT. Except as provided to the contrary in SECTION 2.11 or
SECTION 2.13(A), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in
SECTION 2.12(E) (as and when accrued or incurred), all fees and costs provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; PROVIDED, that the foregoing shall not in any way limit the authority of Agent to elect, in its sole discretion, not to so convert into an Advance any amount of accrued and unpaid interest, fees or

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

Lender Group Expenses that has been charged to the Loan Account and PROVIDED FURTHER that if Agent charges more than $25,000 to the Loan Account, Agent shall endeavor to give Parent or one of the Borrowers notice of such charge (but a non-willful failure of Agent to provide such notice shall not be a breach of this Agreement and shall not affect the right of Agent to charge the Loan Account). Any interest not paid when due may be compounded by being charged to Borrowers' Loan Account as an Advance and, if then paid to the applicable Lender by being so charged shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder; PROVIDED, to the extent that such interest is not paid in full in immediately available funds to the Lenders in accordance with their respective Pro Rata Shares (whether directly or by being so charged to the Loan Account as an Advance), such accrued and unpaid interest shall accrue interest (i) in the case of interest accruing in respect of Advances, at the rate then applicable to Advances that are Base Rate Loans hereunder, and (ii) in the case of interest accruing in respect of the Term Loan, at the rate then applicable to portions of the Term Loan that are Base Rate Loans hereunder.

          (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 CASH MANAGEMENT.

     (a) Parent and Borrowers shall and shall cause each of their respective Subsidiaries to (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on SCHEDULE 2.7(A) (each a "CASH MANAGEMENT BANK"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their respective Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrowers or their Subsidiaries) into a bank account in Agent's name (a "CASH MANAGEMENT ACCOUNT") at one of the Cash Management Banks.

     (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance reasonably acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Borrowers or their Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

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

     (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend SCHEDULE 2.7(A) to add or replace a Cash Management Bank or Cash Management Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, a Borrower or its Subsidiary, as applicable, and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers (or their Subsidiaries, as applicable) shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

     (d) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements.

     2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one Business Day of `clearance' or `float' at the rate then applicable under SECTION 2.6 to Advances that are Base Rate Loans on all Collections that are received by Borrowers and their Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board one Business Day clearance or float charge on all Collections of Borrowers and their Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending one Business Day after the receipt thereof.

     2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to SECTION 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "LOAN ACCOUNT") on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with SECTION 2.8, the Loan Account will be credited with all payments

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

received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of agreements between Agent and individual Lenders:

     (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

     (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

     (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Parent, Borrowers or their respective Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Parent's Borrowers' and their respective Subsidiaries' business valuation.

     2.12 LETTERS OF CREDIT.

     (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

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

          (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the outstanding amount of Advances, or

          (ii) the Letter of Credit Usage would exceed $10,000,000, or

          (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount LESS the outstanding amount of Advances.

     Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under SECTION 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to SECTION 2.12(C) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

     (b) Promptly following receipt of a notice of L/C Disbursement pursuant to
SECTION 2.12(A), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this SECTION 2.12(B) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

     (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; PROVIDED, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

     (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

     (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

     (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

          (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

          (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto; and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced

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receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR OPTION.

     (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR OPTION") to have interest on all or a portion of the Advances or the Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (PROVIDED, HOWEVER, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term Loan bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

     (b) LIBOR ELECTION.

          (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR DEADLINE"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

          (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "FUNDING LOSSES"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), MINUS (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London

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interbank market. A certificate of Agent or a Lender delivered to Administrative
Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this SECTION 2.13 shall be conclusive absent manifest error.

          (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

     (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Subsidiaries' Collections in accordance with SECTION 2.4(B) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

     (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

          (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in tax laws relating to taxes measured by or based on net income, profits, or capital) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate; PROVIDED that the LIBOR Rate shall not be adjusted to compensate any Lender pursuant to this clause (d) for any increased costs incurred more than 180 days prior to the date that such Lender notified the Agent pursuant to the following sentence of the change in law giving rise to such increased costs; PROVIDED FURTHER that if the change in law giving rise to such increased costs is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the change in law. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

          (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

     (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their

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Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); PROVIDED THAT the Borrowers shall not be required to compensate any Lender pursuant to this SECTION 2.14 for any increased costs incurred more than 180 days prior to the date that such Lender notified Agent of the change in law giving rise to such reduction; PROVIDED FURTHER that if the change in law giving rise to such reduction is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the change in law. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 JOINT AND SEVERAL LIABILITY OF BORROWERS.

     (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

     (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

     (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

     (d) The Obligations of each Borrower under the provisions of this SECTION
2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

     (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or

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omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this SECTION 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this SECTION 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this SECTION 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender.

     (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

     (g) Each Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:

     (h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things: (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

          (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

               (A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (B) Agent and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

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This is an unconditional and irrevocable waiver of any rights and defenses such
Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any similar provisions of any other applicable law.

     (i) The provisions of this SECTION 2.15 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this SECTION
2.15 will forthwith be reinstated in effect, as though such payment had not been made.

     (j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

     (k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with SECTION 2.4(B).

     2.16 SECURITIZATIONS. Each Borrower hereby acknowledges that the Lenders and each of their Affiliates may sell or securitize the Borrowings (a "SECURITIZATION") through the pledge of the Borrowings as collateral security for loans to such Lenders or their Affiliates or through the sale of the Borrowings or the issuance of direct or indirect interests in the Borrowings, which loans to such Lenders or their Affiliate or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "RATING AGENCIES"). Parent and each Borrower shall cooperate with such Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs on Borrowers, and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of Borrowers under the Loan Documents or change or affect in a manner adverse to Borrowers the financial terms of the Borrowings, (b) providing such information as may be reasonably requested by

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such Lenders in connection with the rating of the Borrowings or the
Securitization, and (c) providing in connection with any rating of the Borrowings a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "SECURITIZATION PARTIES") for any losses, claims, damages or liabilities (the "LIABILITIES") to which such Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon a breach of any of the representations and warranties contained in SECTION 5.19, and (ii) agreeing to reimburse such Lenders and any of their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

     2.17 REGISTERED NOTES. Borrower agrees to record each Borrowing on the Register referred to in SECTION 14.1(H). Each Borrowing recorded on the Register (the "REGISTERED LOAN") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Borrowing, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance satisfactory to such Lender, and registered as provided in SECTION 14.1(H) (a "REGISTERED NOTE"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, a Registered Loan may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

     3. CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

     (a) the Closing Date shall occur on or before May 13, 2004;

     (b) Agent shall have received appropriate financing statements in a form to be filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral;

     (c) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

          (i) the Aircraft Security Agreement,

          (ii) the Borrower Stock Pledge Agreement, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

          (iii) the Cash Management Agreements,

          (iv) the Control Agreements (other than the Control Agreements specified in SECTION 3.2),

          (v) the Disbursement Letter,

          (vi) the Fee Letter,

          (vii) the Finova Consent,

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          (viii) the Guarantor Security Agreement,

          (ix) the Guarantor Stock Pledge Agreement, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

          (x) the Guaranty,

          (xi) the Intercompany Subordination Agreement,

          (xii) the Intercreditor Agreement,

          (xiii) the Mortgage,

          (xiv) the Pay-Off Letter, together with termination statements and other documentation evidencing the termination by Existing Agent of its Liens in and to the properties and assets of Borrowers and their Subsidiaries, and

          (xv) the Tax/Litigation Letter Agreement,

          (xvi) the Trademark Security Agreement,

     (d) Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party, (ii) authorizing specific officers of such Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Borrower;

     (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

     (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

     (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

     (h) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's board of directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Guarantor;

     (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

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     (j) Agent shall have received a certificate of status with respect to each
Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

     (k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

     (l) Parent or any of the Borrowers shall have received a written agreement executed by Agent and each Lender, in form and substance satisfactory to Agent and each Lender, regarding Persons that are specifically excluded from being an Eligible Transferee;

     (m) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.8;

     (n) Agent shall have received opinions of Borrowers' and Guarantors' counsel in form and substance reasonably satisfactory to Agent;

     (o) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers and their Subsidiaries have been timely filed and all taxes upon Borrowers and their Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (p) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

     (q) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit, a takeover audit and a review of Parent's and its Subsidiaries' Books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations where Borrowers' and their Subsidiaries' Inventory is located, the results of which shall be satisfactory to Agent;

     (r) Agent shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Agent in its sole discretion;

     (s) Agent shall have received an appraisal of Borrowers' and their Subsidiaries' Inventory and an appraisal of Borrowers' and their Subsidiaries' Equipment (including fixed wing Aircraft, rotary wing Aircraft, or B747 or DC9 Aircraft and other Eligible Equipment), the results of which shall be satisfactory to Agent;

     (t) Agent shall have received Borrowers' Closing Date Business Plan;

     (u) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

     (v) Agent shall have received a mortgagee title insurance policy (or a marked commitment to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (the "MORTGAGE Policy") in amounts satisfactory to Agent assuring Agent that the Mortgage on such Real

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Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy otherwise shall be in form and substance satisfactory to Agent;

     (w) Agent shall have received title opinions with respect to the Aircraft Collateral issued by a Person satisfactory to Agent, which indicate that such Aircraft Collateral is free and clear of all defects and encumbrances except Permitted Liens, and which are otherwise in form and substance satisfactory to Agent;

     (x) Agent shall have received (i) a certificate executed by an officer of the Borrowers pursuant to which such officer certifies that (x) the liens listed on SCHEDULE A to such certificate relate only to the specific equipment listed on SCHEDULE B to such certificate, and (y) all of the outstanding obligations underlying or with respect to such liens have been satisfied in full; and (ii) certificates executed by an officer of the Borrowers pursuant to which such officer certifies that (x) none of the releases attached thereto as EXHIBIT A have been altered, and (y) all of the outstanding obligations that relate to the security agreement referenced therein have been satisfied in full, and otherwise in form and substance satisfactory to Agent;

     (y) Borrowers and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Document or with the consummation of the transactions contemplated thereby;

     (z) Agent shall have established a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth in SECTION 6.2; and

     (aa) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

     3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

     (a) on or before the earlier of (i) 10 days of the date that Agent provides Borrowers with a form of opinion, or (ii) 20 days of the Closing Date, Borrowers shall have delivered to Agent an opinion from Aon, Marsh, Willis, or another broker acceptable to Required Lenders that the certificates of insurance, together with the endorsements thereto, (i) comply with SECTION 6.8, (ii) are in such amounts and cover such perils as is customarily provided for aircraft of a similar nature owned by Persons engaged in the same or similar business as the Borrowers, (iii) are placed with insurers of recognized reputation and responsibility, and (iv) are otherwise in form and substance satisfactory to Required Lenders,

     (b) within 30 days of the Closing Date, Borrowers shall have delivered to Agent file-stamped releases, in form and substance satisfactory to Agent and to FAA counsel satisfactory to Agent, filed with the FAA that reflect the discharge of the liens listed on SCHEDULE L-1;

     (c) within 30 days of the Closing Date, Agent shall have received searches reflecting the filing of all financing statements referenced in SECTION 3.1(B);

     (d) within 30 days of the Closing Date, Borrowers shall use their best efforts to deliver to Agent Collateral Access Agreement with respect to all of locations listed on SCHEDULE 5.5(B)(I);

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     (e) within 30 days of the Closing Date, Borrower shall have received a
Control Agreement for each Deposit Account and each Securities Account of each Borrower and each Guarantor as required by SECTION 7.12;

     (f) within 30 days of the Closing Date (and, if being diligently pursued, within 45 days of the Closing Date), Agent shall have received a phase-I environmental report, a real estate survey, and a zoning letter with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent;

     (g) Borrowers shall have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss.3727 (i) with respect to 50% of the amount of Accounts created by one or more of the Borrowers with respect to which Air Mobility Command or the United States Postal Service is the Account Debtor, within 120 days of the Closing Date, (ii) with respect to 75% of the aggregate amount of Accounts created by one or more of the Borrowers with respect to which Air Mobility Command or the United States Postal Service is the Account Debtor, within 150 days of the Closing Date, and (iii) with respect to 100% of the amount of Accounts created by one or more of the Borrowers with respect to which Air Mobility Command or the United States Postal Service is the Account Debtor, within 210 days of the Closing Date.

     3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

     (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

     (d) no Material Adverse Change shall have occurred.

     3.4 TERM. This Agreement shall continue in full force and effect for a term ending on May __, 2007 (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to

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provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including
(a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either
(i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon agreements between Agent and individual Lenders), measured as of the date of such termination.

     4. CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, promptly upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

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     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL.
At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that Borrowers' Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrowers' Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by such Borrower or its Subsidiaries.

     4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

     (a) Borrowers authorize Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto (including without limitation any financing statements that (i) indicate the Borrower Collateral
(A) as all assets of such Borrower or words of similar effect, regardless of whether any particular asset of such Borrower falls within the scope of Article 9 of the Code or whether any portion of the assets of such Borrower constitute part of the Borrower Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower, and (y) in the case of a financing statement filed as a fixture filing or indicating Borrower Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Borrower Collateral relates), in any appropriate filing office without the signature of Borrowers where permitted by applicable law.

     (b) If Borrowers or their Subsidiaries acquire any commercial tort claims after the date hereof, Borrowers shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which such Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "COMMERCIAL TORT CLAIM ASSIGNMENT").

     (c) At any time upon the request of Agent, Borrowers shall execute or deliver to Agent and shall cause their Subsidiaries to execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Borrowers and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on a quarterly basis (and after the occurrence and during the continuance of a Default or an Event of Default, on such periodic basis as Agent shall require), Borrowers shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by any Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrowers or their Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Borrower's or such Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent

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supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; PROVIDED, HOWEVER, that none of Borrowers or their Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) the applicable Person provides Agent with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Agent a copyright security agreement in form and substance satisfactory to Agent, supplemental schedules to any existing copyright security agreement, or such other documentation as Agent reasonably deems necessary in order to perfect and continue perfected Agent's Liens on such copyrights following such registration.

     4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrowers' or their Subsidiaries' Accounts, (d) endorse such Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrowers' or their Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter (and so long as no Default or Event of Default has occurred and is continuing, upon reasonable prior notice and during normal business hours) to inspect the Parent's and its Subsidiaries' Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Parent's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 CONTROL AGREEMENTS. Borrowers agree that they will and will cause their Subsidiaries to take any or all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in SECTION 7.12) all of their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

     5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender Group to enter into this Agreement, Parent and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though

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made on and as of the date of such Advance (or other extension of credit)
(except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. Parent and each Borrower and each of their respective Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2 ELIGIBLE ACCOUNTS. As to each Account that is identified by a Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is (a) a bona fide existing payment obligations of the applicable Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, (b) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3 ELIGIBLE INVENTORY. As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

     5.4 EQUIPMENT. All of the Equipment of Parent, Borrowers and their respective Subsidiaries is used or held for use in their business and is fit for such purposes. As to each item of Equipment that is identified in writing by Administrative Borrower to Agent as Eligible Equipment, such Equipment is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Equipment.

     5.5 LOCATION OF INVENTORY AND EQUIPMENT. (a) The Inventory and Equipment of Parent, Borrowers and their respective Subsidiaries are not stored with a bailee, warehouseman, or similar party and (b) the Inventory and Equipment of Parent, Borrowers and their respective Subsidiaries (other than their Aircraft and flyaway kits) are located only at, or in-transit between, the locations identified on SCHEDULE 5.5(B)(I) (as such Schedule may be updated pursuant to SECTION 6.9).

     5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

     5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

     (a) The jurisdiction of organization of Parent, each Borrower and each of their respective Subsidiaries is set forth on SCHEDULE 5.7(A).

     (b) The chief executive office of Parent, each Borrower and each of their respective Subsidiaries is located at the address indicated on SCHEDULE 5.7(B) (as such Schedule may be updated pursuant to SECTION 6.9).

     (c) Parent's, each Borrower's and each of their respective Subsidiaries' organizational identification number, if any, are identified on SCHEDULE 5.7(C).

     (d) As of the Closing Date, none of Parent, Borrowers and their respective Subsidiaries hold any commercial tort claims, except as set forth on SCHEDULE 5.7(D).

     5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

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     (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change. The Borrower is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of Title 49. Each of Parent, each Borrower and their respective Subsidiaries engaged in operations as an "air carrier" is a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 (a "UNITED STATES CITIZEN") and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Parent, each Borrower and each of their respective
Subsidiaries possess all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

     (b) Set forth on SCHEDULE 5.8(B), is a complete and accurate description of the authorized capital Stock of Parent, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8(B), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

     (c) Set forth on SCHEDULE 5.8(C), is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (d) Except as set forth on SCHEDULE 5.8(C), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     (e) Each Borrower is an "eligible borrower" within the meaning of the Act and the Regulations; no Borrower does has any outstanding delinquent Federal debt (including tax liabilities); and the Loan Documents and the transactions contemplated hereby comply with the requirements of the Act and the Regulations.

     5.9 DUE AUTHORIZATION; NO CONFLICT.

     (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

     (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any

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Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

     (c) Other than the filing of financing statements, the recording of the Aircraft Security Agreement with the FAA, and the recordation of the Mortgage, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

     (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Agent's Liens are validly created, and, upon the filing of financing statements and the recording of the Aircraft Security Agreement with the FAA, perfected, and first priority Liens, subject only to Permitted Liens

     (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

     (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect. (h) Other than the filing of financing statements, the recording of the Aircraft Security Agreement with the FAA, and the recordation of the Mortgage, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

     (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent and each Borrower, threatened against Parent, any Borrower or any of their respective Subsidiaries.

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     5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to
Borrowers and their Subsidiaries or the Guarantors that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Subsidiaries' (or any Guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Subsidiaries (or any Guarantor, as applicable) since the date of the latest financial statements submitted to Agent on or before the Closing Date.

     5.12 FRAUDULENT TRANSFER.

     (a) Parent, each Borrower and each of their respective Subsidiaries is Solvent.

     (b) No transfer of property is being made by Parent, any Borrower or any of their respective Subsidiaries and no obligation is being incurred by Parent, any Borrower or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent, Borrowers or their respective Subsidiaries.

     5.13 EMPLOYEE BENEFITS. None of Parent, Borrowers, any of their respective Subsidiaries, or any of their respective ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14 and except for matters that could not reasonably be expected to result in a Material Environmental Impact, (a) to Parent's and Borrowers' knowledge, none of Parent's, Borrowers' or their respective Subsidiaries' properties or assets has ever been used by Parent, Borrowers, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Parent's or Borrowers' knowledge, none of Parent's, Borrowers' or their respective Subsidiaries' properties or assets has ever been designated or identified as a treatment, storage or disposal facility under RCRA or any similar state Environmental Law, (c) none of Parent, Borrowers or any of their respective Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Parent, Borrowers or their respective Subsidiaries, and (d) none of Parent, Borrowers or any of their respective Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent, any Borrower or any of their respective Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 BROKERAGE FEES. Parent, Borrowers and their respective Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent, Borrowers or their respective Subsidiaries in connection herewith.

     5.16 INTELLECTUAL PROPERTY. Parent, each Borrower and each of their respective Subsidiaries owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as SCHEDULE
5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent, any Borrower or any of their respective Subsidiaries is the owner or is an exclusive licensee.

     5.17 LEASES. Parent, Borrowers and their respective Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such

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leases are valid and subsisting and no material default by Parent, Borrowers or their respective Subsidiaries exists under any of them.

     5.18 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on SCHEDULE 5.18 is a listing of all of Parent's Borrowers' and their respective Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) other than the Projections furnished by or on behalf of Parent, Borrowers or their respective Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent, Borrowers or their respective Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of their and their Subsidiaries' future performance for the periods covered thereby (it being understood that projections are subject to uncertainties and there can be no assurance projections will be realized).

     5.20 INDEBTEDNESS. Set forth on SCHEDULE 5.20 is a true and complete list of all Indebtedness of Parent, each Borrower and each of their respective Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

     5.21 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 5.22, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrower or Guarantor that is a party thereto and, to the knowledge of Parent and each Borrower, all other parties thereto in accordance with its terms, and (ii) has not been otherwise amended or modified except as is permitted by the terms of this Agreement.

     6. AFFIRMATIVE COVENANTS.

     Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent and each Borrower shall and shall cause each of their respective Subsidiaries to do all of the following:

     6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent, Borrowers and their respective Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by the Required Lenders. Parent and the Borrowers also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their respective Subsidiaries' sales.

     6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form reasonably satisfactory to the Required Lenders:

================================================================================
Weekly (a) a sales journal, collection journal, and credit register since the last such schedule, a report regarding credit memoranda that have been issued since the last such report, and a calculation of the Borrowing Base as of such date,
================================================================================

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================================================================================
Monthly (not later than the     (b) a detailed calculation of the Borrowing Base
20th day of each month)         (including detail regarding those Accounts of
                                Borrowers that are not Eligible Accounts or Eligible Inventory),

                                (c) a detailed aging, by total, of (i) the Accounts of Borrowers, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, and (ii) Accounts, together with a reconciliation to the general ledger,

                                (d) Inventory and Equipment reports specifying the allocated cost Borrowers' and their Subsidiaries' Inventory,

                                (e) a (i) summary aging, by vendor, of
                                Borrowers' and their Subsidiaries' accounts payable and any book overdraft, including the outstanding balance owed to any department, agency, or instrumentality within the United States government (including the Defense Finance and Accounting Service), and (ii) a report listing all checks that have been written but which have not been sent to the applicable payee (together with a reconciliation of accounts payable to the general ledger),

                                (f) a calculation of Domestic Dilution and
                                Foreign Dilution for the month most recently
                                ended,
================================================================================
Upon request by Agent           (g) notice of all claims,  offsets, or disputes
                                asserted by Account Debtors with respect to Borrowers' and their Subsidiaries' Accounts,

                                (h) a report regarding each Borrower's and each of its Subsidiaries' accrued, but unpaid, AD VALOREM, real estate and fuel taxes,

                                (i) a detailed report regarding Borrowers' and their Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

                                (j) a detailed list of each Borrower's and each of its Subsidiaries' customers,

                                (k) copies of invoices in connection with Borrowers' and their Subsidiaries' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Borrowers' and their Subsidiaries' Accounts and, for Inventory and Equipment acquired by Borrowers or their Subsidiaries, purchase orders and invoices, and

                                (l) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent or the Required Lenders may reasonably request.
=============================== ================================================

     In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

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     (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, and

     (b) as soon as available, but in any event with 45 days after the end of each fiscal quarter during each of Parent's fiscal years, a Compliance Certificate,

     (c) as soon as available, but in any event within 105 days after the end of each of Parent's fiscal years,

          (i) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of SECTION 7.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

          (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.18, and

          (iii) a Compliance Certificate,

     (d) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

     (e) if and when filed by Parent, any Borrower or any of their respective Subsidiaries,

          (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

          (ii) any other filings made by Parent, any Borrower or any of their respective Subsidiaries with the SEC,

          (iii) copies of Parent's, Borrowers' and their respective Subsidiaries' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

          (iv) any other information that is provided by Parent to its shareholders generally,

     (f) promptly, but in any event within 5 days after any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

     (g) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent, any Borrower or any of their respective Subsidiaries, notice of all actions, suits, or proceedings

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

brought by or against Parent, any Borrower or any of their respective Subsidiaries before any Governmental Authority which, if determined adversely to Parent, such Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change,

     (h) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that Parent or any Subsidiary of Parent executes or receives in connection with any Material Contract,

     (i) upon the request of Agent, any other information reasonably requested relating to the financial condition of Parent, Borrowers or their respective Subsidiaries.

     In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Parent and Borrowers agree to cooperate with Agent to allow Agent to consult with their independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Parent, Borrowers or their respective Subsidiaries that Agent reasonably may request.

     6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

     6.5 RETURNS. Cause returns and allowances as between Borrowers and their Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrowers and their Subsidiaries, as they exist at the time of the execution and delivery of this Agreement.

     6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, Borrowers, their respective Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except (i) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, or (ii) unpaid past due state and local taxes the late payment of which, in the aggregate, could not reasonably result in a Material Adverse Change. Parent and Borrowers will and will cause their respective Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Parent or the applicable Borrower or Subsidiary has made such payments or deposits.

     6.8 INSURANCE.

     (a) At Borrowers' expense (i) maintain insurance respecting Parent's, each Borrower's, and each of their respective Subsidiaries' assets wherever located covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses, (ii) maintain public liability insurance, aircraft public liability insurance (including passenger legal liability and aircraft war risk and allied perils insurance in accordance with London form AVN52C (as in effect on September 1, 2001) or its equivalent form reasonably acceptable to the Agent), cargo liability insurance, and product liability insurance, and (iii) maintain, with respect to the Aircraft Collateral, all-risk ground and flight

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

aircraft hull insurance covering each piece of Aircraft Collateral and all-risk ground coverage of Aircraft engines and parts while removed from the relevant Aircraft and replaced by similar components (including, without limitation, war risk and allied perils insurance, including hijacking, governmental confiscation and expropriation (other than by the government of registry of the relevant Aircraft) in accordance with London form LSW555B or its equivalent form reasonably acceptable to the Agent).

     (b) All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Contemporaneously with an audit of Parent, any Borrower, or any of their respective Subsidiaries or immediately after a request by Agent, Borrowers shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give: (i) 10 days prior written notice (7 days in the case of war risk or allied perils coverage) to Agent in the event of cancellation of the policy as a result of a failure by Parent, a Borrower, or any of their respective Subsidiaries to pay any insurance premium relative to such policy, (ii) 30 days prior written notice (7 days in the case of war risk or allied perils coverage) to Agent in the event of cancellation of the policy for any other reason. In the event that separate hull all risk and hull war risks coverage are maintained, each policy of insurance shall contain a 50/50 clause in accordance with Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103.

     (c) Administrative Borrower shall give Agent prompt notice of any loss over $100,000 covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies, PROVIDED, HOWEVER, that so long as (i) no Event of Default has occurred, is continuing, or would result therefrom, (ii) no material portion of Holdings', Parent's, any Borrower's or any of their respective Subsidiaries' assets has been attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person, (iii) an Insolvency Proceeding has not been commenced by or against Holdings, Parent, any Borrower or any of their respective Subsidiaries, and (iv) none of Holdings, Parent, any Borrower or any of their respective Subsidiaries has been enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, then Borrowers shall have the exclusive right to adjust any losses claimed under any such insurance policies until such time as the aggregate amount of all losses claimed under all such policies equals $25,000,000 during the term of this Agreement. All proceeds from such insurance or payments by such insurance companies shall be applied in accordance with
SECTION 2.4(D)(III)(A).

     (d) Neither Parent nor any Borrower will, nor will it suffer or permit any of their respective Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.8, unless Agent is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Administrative Borrower promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

     6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep (a) Parent's, Borrowers' and their respective Subsidiaries' Inventory and Equipment (other than their Aircraft and flyaway kits) only at the locations identified on SCHEDULE 5.5(B)(I), and (b) Parent's, Borrowers' and their respective Subsidiaries' chief executive offices only at the locations identified on SCHEDULE 5.7(B); PROVIDED, HOWEVER, that Administrative Borrower may amend SCHEDULE 5.5(B)(I) and SCHEDULE
5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, either (x) the applicable Borrower provides Agent a Collateral Access Agreement with respect thereto, or (y) a Rent Reserve is established with respect to such location.

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

     6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.11 LEASES. Pay when due all rents and other amounts payable under any material leases to which Parent, any Borrower or any of their respective Subsidiaries is a party or by which Parent's, any Borrower's or any of their respective Subsidiaries' properties and assets are bound, unless (a) such payments are the subject of a Permitted Protest; or (b) such payments are prohibited to be made pursuant to the Intercompany Subordination Agreement.

     6.12 EXISTENCE. At all times preserve and keep in full force and effect Parent's, each Borrower's and each of their respective Subsidiaries' valid existence and good standing and any rights and franchises material to their businesses, except as otherwise expressly permitted by this Agreement.

     6.13 ENVIRONMENTAL.

     (a) Keep any property either owned or operated by Parent, any Borrower or any of their respective Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent, any Borrower or any of their respective Subsidiaries which reasonably could be expected to result in a Material Environmental Impact, and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following, which reasonably could be expected to result in a Material Environmental Impact: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent, any Borrower or any of their respective Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Parent, any Borrower or any of their respective Subsidiaries, and (iii) notice of a violation, citation, or other administrative order.

     6.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

     6.15 FORMATION OF SUBSIDIARIES. At the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary other than an Immaterial Subsidiary or acquires any direct or indirect Subsidiary other than an Immaterial Subsidiary after the Closing Date, such Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement or the Guaranty and the Guarantor Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the

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

execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this SECTION 6.15 shall be a Loan Document.

     6.16 FAA MATTERS; CITIZENSHIP. Be an "air carrier" within the meaning of the Act and hold a certificate under 49 U.S.C. Section 41102(a)(1) as currently in effect or as may be amended or recodified from time to time. Parent and each Borrower will, and will cause each of its Subsidiaries that is engaged in operations as an "air carrier" to, be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Parent and each Borrower will, and will cause each of its Subsidiaries to, possess and maintain all necessary consents, franchises, licenses, permits, rights, authorities and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations from time to time.

     7. NEGATIVE COVENANTS .Parent, each Borrower, and (for purposes of SECTION 7.18) the Trust covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent and Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

     7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

     (b) Indebtedness set forth on SCHEDULE 5.20,

     (c) Permitted Purchase Money Indebtedness,

     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

     (e) endorsement of instruments or other payment items for deposit,

     (f) Indebtedness composing Permitted Investments,

     (g) the guaranty by any Borrower of Indebtedness incurred by any other Borrower, which Indebtedness is expressly permitted to be incurred by the other provisions of this SECTION 7.1,

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

     (h) unsecured Indebtedness that is subordinated to the Obligations on terms satisfactory to Required Lenders in an aggregate principal amount not to exceed $5,000,000,

     (i) unsecured Indebtedness consisting of deferred payment owed to vendors in connection with the maintenance or overhaul of any Aircraft or Engine that is incurred in the ordinary course of business and is not in excess, at any time, of $15,000,000,

     (j) Indebtedness in respect of bid, performance, surety bonds or appeal bonds issued for the account of any Borrower or any of its Subsidiaries in the ordinary course of business so long as the full amount of such Indebtedness is supported by an irrevocable letter of credit satisfactory to Agent,

     (k) Indebtedness assumed in connection with a Permitted Acquisition of Stock so long as (i) such Indebtedness does not exceed the amount expressly permitted to be incurred by the definition of Permitted Acquisition, (ii) such Indebtedness is not for working capital, (iii) such Indebtedness exists at the time such Stock is acquired and is not created in anticipation of such Permitted Acquisition;

     (l) a guarantee by one Borrower of another Borrower's unsecured obligations so long as (i) such unsecured obligations are expressly permitted by the terms of this Agreement, and (ii) the Borrower that is the beneficiary of the guarantee has executed the Intercompany Subordination Agreement.

     7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(D) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

     (a) Other than Permitted Acquisitions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, PROVIDED, HOWEVER that any Borrower may merge with and into another Borrower.

     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets unless expressly permitted by SECTION 7.3(A) or SECTION 7.4.

     7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, Permitted Distributions, or Permitted Investments, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of Parent, any Borrower or any of their respective Subsidiaries.

     7.5 CHANGE NAME. Change Parent's, any Borrower's or any of their respective Subsidiaries' name, organizational identification number, state of organization, or organizational identity; PROVIDED, HOWEVER, that Parent, a Borrower or any of their respective Subsidiaries may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, Parent, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

     7.6 NATURE OF BUSINESS. Make any change in the principal nature of their business.

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     7.7 PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by SECTION 7.1(D),

     (a) Optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent, any Borrower or any of their respective Subsidiaries, other than (i) the Obligations in accordance with this Agreement, and (ii) so long as all payments of the Obligations with Excess Cash Flow pursuant to
SECTION 2.4(c)(v) have been made, the Excess Cash Flow payments required to be made pursuant to Section 4.14 of the Indenture.

     (b) Directly or indirectly, amend, modify, alter, increase, or change any material terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTION 7.1(B) or (C) except (i) any amendment or modification of the Security Agreement, dated as of May 16, 2003, by and among the Trustee, the Borrowers and the Guarantors, solely for the purpose of conforming the terms thereof to the terms of this Agreement, or (ii) any other amendment or modification to the Indenture Documents that is approved in writing by the Required Lenders.

     (c) (i) Amend, modify or otherwise change its Governing Documents, including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Stock or (ii) Amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or are expressly permitted by paragraph (b).

     7.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.9 CONSIGNMENTS. Other than the consignments listed on SCHEDULE 7.9, consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10 DISTRIBUTIONS. Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent's or Borrower's Stock, or any Stock of any of their respective Subsidiaries, in each case of any class, whether now or hereafter outstanding.

     7.11 ACCOUNTING METHODS. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Parent's, Borrowers' or their respective Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Parent's, Borrowers' and their Subsidiaries' financial condition.

     7.12 INVESTMENTS.

     (a) Except for Permitted Investments, Permitted Intercompany Advances, and Permitted Acquisitions, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that Parent and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $50,000 for more than one Business Day at any one time unless Parent or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Parent and Borrowers shall not and shall not permit their respective Subsidiaries to establish or maintain any

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

Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     (b) Collectively acquire or form more than 5 Immaterial Subsidiaries during the term of this Agreement.

     7.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for
(a) transactions that (i) are in the ordinary course of Borrowers' business,
(ii) are upon fair and reasonable terms, (iii) if they involve one or more payments by Parent, any Borrower or any of their respective Subsidiaries in excess of $100,000, are fully disclosed to Agent, and (iv) are no less favorable to Parent, Borrowers or their respective Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate; (b) Investments in Affiliates that are Permitted Investments; (c) the transactions evidenced by the agreements set forth on SCHEDULE 7.13 (but excluding any amendment, restatement, supplement, or modification thereto), and (d) licenses of intellectual property between or among Borrowers.

     7.14 SUSPENSION. Suspend or go out of a substantial portion of their business.

     7.15 COMPENSATION. (a) Pay Mr. Delford Smith, in accordance with the Smith Employment Agreement, more than (i) $3,000,000 per fiscal year, PLUS (ii) an annual bonus as determined pursuant to the Smith Employment Agreement solely for the purpose of satisfying any obligations of Mr. Delford Smith to the Borrowers and any taxes incurred by Mr. Delford Smith solely as a result of the receipt of such bonus, or (b) amend, restate, supplement, or otherwise modify the Smith Employment Agreement.

     7.16 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Agent, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its general corporate purposes.

     7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Store the Inventory or Equipment of Parent, Borrowers or their respective Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

     7.18 FINANCIAL COVENANTS.

     (a) Fail to maintain or achieve:

          (i) MINIMUM CONSOLIDATED EBITDA. Consolidated EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
      Applicable Amount                  Applicable Period
================================================================================
                                       For the 6 month period
         $40,000,000                   ending August 31, 2004
================================================================================
                                       For the 9 month period
         $67,000,000                  ending November 30, 2004
================================================================================

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
================================================================================
                                      For the 12 month period
         $97,000,000                  ending February 28, 2005
================================================================================
                                      For the 12 month period
                                    ending the last day of each
                                      fiscal quarter of Parent
         $100,000,000                 after February 28, 2005
--------------------------------------------------------------------------------
          (ii) MINIMUM AIRLINES EBITDA. Airlines EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
       Applicable Amount                 Applicable Period
================================================================================
                                       For the 6 month period
          $33,000,000                  ending August 31, 2004
================================================================================
                                       For the 9 month period
          $55,000,000                 ending November 30, 2004
================================================================================
                                      For the 12 month period
          $82,000,000                 ending February 28, 2005
================================================================================
                                      For the 12 month period
                                    ending the last day of each
                                      fiscal quarter of Parent
          $85,000,000                 after February 28, 2005
================================================================================


          (iii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

-------------------------------------------------------------------------------
        Applicable Ratio                  Applicable Period
================================================================================
                                       For the 6 month period
            1.00:1.00                  ending August 31, 2004
================================================================================
                                       For the 9 month period
            1.00:1.00                 ending November 30, 2004
================================================================================
                                       For the 12 month period
            1.10:1.0                  ending February 28, 2005
================================================================================


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

================================================================================
                                       For the 12 month period
                                     ending the last day of each
                                      fiscal quarter of Parent
            1.15:1.0                   after February 28, 2005
-------------------------------------------------------------------------------


          (iv) MINIMUM EXCESS AVAILABILITY AND QUALIFIED CASH. Excess Availability or Qualified Cash at any time of at least $5,000,000.

     (b) CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year of Parent in excess of $75,000,000, PROVIDED THAT at least $10,000,000 of such $75,000,000 must be funded with Indebtedness other than Advances.

     8. EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

     8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

     8.2 If Parent, Borrowers or any of their respective Subsidiaries:

     (a) fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 2.7, 3.2, 3.3, 4.2, 4.4, 4.6, 6.8, 6.12, 6.15, 6.16 and 7.1 THROUGH 7.18 of this Agreement;

     (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in SECTIONS 4.5, 6.2, 6.3, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, and 6.14 of this Agreement and such failure continues for a period of 5 Business Days; or

     (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this SECTION 8, in which event such other provision of this SECTION 8 shall govern), and such failure continues for a period of 10 Business Days;

     PROVIDED that, during any period of time that any such failure or neglect of Parent, Borrowers, or any of their respective Subsidiaries referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, the Lender Group shall be relieved of its obligation to extend credit hereunder;

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

     8.3 If any material portion of Holdings', Parent's, any Borrower's or any of their respective Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Parent, such Borrower, or such Subsidiary, as applicable;

     8.4 If an Insolvency Proceeding is commenced by Holdings, Parent, any Borrower or any of their respective Subsidiaries;

     8.5 If an Insolvency Proceeding is commenced against Holdings, Parent, any Borrower or any of their respective Subsidiaries, and any of the following events occur: (a) Holdings, Parent, the applicable Borrower or Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder,
(c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Holdings, Parent, any Borrower or any of their respective Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.6 If Holdings, Parent, any Borrower or any of their respective Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 (a) If a notice of Lien is filed of record with respect to Parent's, any Borrower, or any of their respective Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof (a "FEDERAL LIEN"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Agent in and to the Collateral or any portion thereof (a "NON-FEDERAL PRIORITY LIEN");

     (b) If a notice of Lien is filed of record with respect to Parent's, any Borrower's, or any of their respective Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "NON-FEDERAL NON-PRIORITY LIEN"); PROVIDED, HOWEVER, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or the combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

     8.8 If one or more judgments or orders for the payment of money exceeding $500,000 in the aggregate shall be rendered against Parent, any Borrower, or any of their respective Subsidiaries and remain unsatisfied, or the Parent, any Borrower, or any of their respective Subsidiaries shall agree to the settlement of any one or more pending or threatened actions, suits or proceedings affecting any Borrower or Guarantor before any court or other Governmental Authority or any arbitrator or mediator, providing for the payment of money exceeding $500,000 in the aggregate, and in the case of any such judgment or order either
(i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment, order or settlement shall not give

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

rise to an Event of Default under this SECTION 8.8 if and for so long as (A) the amount of such judgment, order, or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (subject to customary deductibles) and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order or settlement;

     8.9 (a) If there is a default in one or more agreements to which Parent, any Borrower or any of their respective Subsidiaries is a party (including the Material Contracts) with one or more third Persons relative to the Indebtedness of Parent, such Borrower, or such Subsidiary, as applicable, involving an aggregate amount of $500,000, or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Parent's or the applicable Borrower's or Subsidiary's obligations thereunder;

     (b) With respect to all other material agreements (including the Material Contracts) to which Parent, any Borrower or any of their respective Subsidiaries is a party with one or more third Persons, if (i) there is a payment default, or
(ii) there is a default (other than a payment default) which results in a termination of such agreement;

     8.10 If Parent, any Borrower or any of their respective Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any misstatement or misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement, or Record made to the Lender Group by Parent, any Borrower, any Subsidiary of a Borrower, or any officer, employee, agent, or director of Parent, any Borrower or any Subsidiary of a Borrower;

     8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

     8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or

     8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Holdings, Parent, any Borrower or any of their respective Subsidiaries, or a proceeding shall be commenced by Holdings, Parent, any Borrower or any of their respective Subsidiaries, or by any Governmental Authority having jurisdiction over Holdings, Parent, any Borrower or any of their respective Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Holdings, Parent, any Borrower or any of their respective Subsidiaries shall deny that it has any liability or obligation purported to be created under any Loan Document.

     9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

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

     (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Borrowers' Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

     (e) Cause Borrowers to hold all of their returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrowers or in Borrowers' possession;

     (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the priority of the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

     (g) Without notice to any Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

     (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

     (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

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     (k) Except in those circumstances where no notice is required under the
Code, Agent shall give notice of the disposition of the Borrower Collateral as follows:

          (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

          (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

     (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

     (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

     The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in SECTION 8.4 or SECTION 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

     9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

     If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons (other than taxes or rent that are the subject of a Permitted Protest), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such

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expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

     11.2 THE LENDER GROUP'S LIABILITY FOR BORROWER COLLATERAL. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers.

     11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

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   If to Administrative Borrower:     EVERGREEN INTERNATIONAL AIRLINES, INC.
                                      3850 Three Mile Lane
                                      McMinnville, Oregon 97128
                                      Attn:  John Irwin, Chief Financial Officer
                                      Fax No.:  503-434-4153

   with copies to:                    SKADDEN, ARPS, SLATE, MEAGER & FLOM LLP
                                      Four Times Square
                                      New York, New York 10036
                                      Attn:  Jay Goffman, Esq.
                                      Fax No.:  212-735-2000

   If to Agent:                       WELLS FARGO FOOTHILL, INC.
                                      2450 Colorado Avenue
                                      Suite 3000 West
                                      Santa Monica, California  90404
                                      Attn: Business Finance Manager
                                      Fax No.:  310-453-7413

   with copies to:                    PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                      515 South Flower Street, 25th Floor
                                      Los Angeles, California 90071
                                      Attn:  John Francis Hilson, Esq.
                                      Fax No.:  213-996-3300

     Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT

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ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE
BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

     (c) BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 ASSIGNMENTS AND PARTICIPATIONS.

     (a) Any Lender may assign and delegate to one or more assignees (each an "ASSIGNEE") that are Eligible Transferees, all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to an Eligible Transferee that is a Related Fund of a Lender or an Affiliate of a Lender); PROVIDED, HOWEVER, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and
(iii) the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required if
(x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, or (y) the assignee is a Related Fund of a Lender or an Affiliate of a Lender.

     (b) From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; PROVIDED, HOWEVER, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under ARTICLE 16 and SECTION 17.7 of this Agreement. Anything contained in this SECTION 14.1(B) to the contrary notwithstanding, a Lender may assign any or all of its

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rights hereunder to a Related Fund or an Affiliate of such Lender without delivering an executed Assignment and Acceptance to the Agent, and without the payment of the above-referenced processing fee; PROVIDED, HOWEVER that (x) Borrower and Agent may continue to deal solely and directly with the assigning Lender until such Assignment and Acceptance has been delivered to Agent, and (y) the failure of such assigning Lender to deliver the Assignment and Acceptance to Agent shall not affect the legality, validity or binding effect of such assignment.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto,
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
(4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Subject to the last sentence of subsection (b) above, immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments resulting therefrom. Promptly thereafter Agent shall notify Administrative Borrower of the addition of the Assignee and the resulting adjustment of the Commitments resulting therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

     (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons (a "PARTICIPANT") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent

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expressly provided herein or in any of the Loan Documents) supporting the
Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

     (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of SECTION 17.7, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

     (g) Any other provision in this Agreement notwithstanding, and in addition to SECTION 2.16, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31, C.F.R. Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     (h) Agent, on behalf of the Borrowers, shall maintain at its address set forth in SECTION 12 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitment of, and certain of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"), provided that, in the case of an assignment or delegation covered by the last sentence of subsection (b) above, which is not reflected in the Register, the assignee Lender shall maintain a comparable Register on behalf of Borrower. The entries in the Register shall be conclusive and binding for all purposes, and Borrower, Parent, Agent, and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "PARTICIPANT REGISTER"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to
SECTION 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

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     15. AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

     (a) increase or extend any Commitment of any Lender,

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

     (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

     (d) change the Pro Rata Share that is required to take any action hereunder,

     (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

     (f) other than as permitted by SECTION 16.12, release Agent's Lien in and to any of the Collateral,

     (g) change the definition of "Required Lenders" or "Pro Rata Share",

     (h) contractually subordinate any of the Agent's Liens,

     (i) release any Borrower or any Guarantor from any obligation for the payment of money, except as expressly permitted by the terms of this Loan Agreement,

     (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, Maximum Revolver Amount, Maximum Term Loan Amount, Term Loan Amount, or change SECTION 2.1(B), or

     (k) amend any of the provisions of SECTION 16.

     and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

     15.2 REPLACEMENT OF HOLDOUT LENDER.

     (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("HOLDOUT LENDER") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to

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the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "REPLACEMENT LENDER"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

     (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of SECTION 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

     16. AGENT; THE LENDER GROUP.

     16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 (other than the proviso to SECTION 16.11(A)) are solely for the benefit of Agent, and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices,

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amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3 LIABILITY OF AGENT. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books, Records, or properties of any of Parent, any of Parent's Subsidiaries or any Affiliates of the Borrowers.

     16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly

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will notify the Lenders of its receipt of any such notice or of any Event of
Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
SECTION 9; PROVIDED, HOWEVER, that if an event occurs or a circumstance exists that materially and imminently threatens the ability of the Lender Group to realize upon any material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrowers after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto, Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable; PROVIDED, THAT Agent shall first use commercially reasonable efforts to contact the Required Lenders regarding the taking of such action.

     16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.

     16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrowers and their Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and

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expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

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     16.11 WITHHOLDING TAXES.

     (a) All payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the penultimate sentence of this SECTION 16.11(A). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income, capital, or profits of Agent, any Lender, or Participant, as appropriate) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this SECTION 16.11(A) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from (i) Agent's, any Lender's, or any Participant's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), or (ii) any Lender's or any Participant's failure to comply with
SECTION 16.11(B) or (C). Each Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Borrower.

     (b) If a Lender or Participant is entitled to an exemption from or reduction of United States withholding tax, such Lender or Participant, as applicable, shall deliver to Agent:

          (i) if such Lender or Participant claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of such Lender or Participant, as applicable, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation (within the meaning of Section 957 of the IRC) related to any Borrower (within the meaning of Section 864(d)(4)) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower;

          (ii) if such Lender or Participant, as applicable, claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower;

          (iii) if such Lender or Participant, as applicable, claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender or Participant, as applicable, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower; or

          (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower.

     Such Lender or Participant, as applicable, agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

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     (c) If a Lender or Participant is entitled to an exemption from withholding tax in a jurisdiction other than the United States, such Lender or Participant, as applicable, shall deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower.

     Lender or Participant, as applicable, agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (d) If any Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant, as applicable, sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, as applicable, such Lender or Participant, as applicable, agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant, as applicable. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's or Participant's (as applicable) documentation provided pursuant to SECTIONS 16.11(B) or 16.11(C) as no longer valid. With respect to such percentage amount, such Lender or such Participant, as applicable, shall provide new documentation, pursuant to SECTIONS 16.11(B) or 16.11(C), if applicable.

     (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this SECTION 16.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this SECTION 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12 COLLATERAL MATTERS.

     (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under
SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or
(iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms

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that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

     (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent

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shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

     16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

     (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon the Parent's and its Subsidiaries' Books, as well as on representations of Parent's and its Subsidiaries' personnel,

     (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with SECTION 17.7, and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

     17. GENERAL PROVISIONS.

     17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

     17.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers and Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.7 CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this SECTION 17.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this SECTION 17.7 shall survive for 2 years after the payment in full of the Obligations.

     17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 EVERGREEN AIRLINES AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Evergreen Airlines as the borrowing agent and attorney-in-fact for all Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this SECTION 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                          [Signature pages to follow.]

                                TABLE OF CONTENTS

                                                                           PAGE
                                           -i-

1. DEFINITIONS AND CONSTRUCTION..............................................1
   1.1      Definitions......................................................1
   1.2      Accounting Terms................................................30
   1.3      Code............................................................30
   1.4      Construction....................................................30
   1.5      Schedules and Exhibits..........................................30
2. LOAN AND TERMS OF PAYMENT................................................31
   2.1      Revolver Advances...............................................31
   2.2      Term Loan.......................................................31
   2.3      Borrowing Procedures and Settlements............................31
   2.4      Payments........................................................36
   2.5      Overadvances....................................................41
   2.6      Interest Rates and Letter of Credit Fee:  Rates,
            Payments, and Calculations......................................42
   2.7      Cash Management.................................................43
   2.8      Crediting Payments; Float Charge................................44
   2.9      Designated Account..............................................44
   2.10     Maintenance of Loan Account; Statements of Obligations..........44
   2.11     Fees............................................................45
   2.12     Letters of Credit...............................................45
   2.13     LIBOR Option....................................................48
   2.14     Capital Requirements............................................50
   2.15     Joint and Several Liability of Borrowers........................50
   2.16     Securitizations.................................................52
   2.17     Registered Notes................................................53
3. CONDITIONS; TERM OF AGREEMENT............................................53
   3.1      Conditions Precedent to the Initial Extension of Credit.........53
   3.2      Conditions Subsequent to the Initial Extension of Credit........56

   3.3      Conditions Precedent to all Extensions of Credit................57
   3.4      Term............................................................57
   3.5      Effect of Termination...........................................57
   3.6      Early Termination by Borrowers..................................58
4. CREATION OF SECURITY INTEREST............................................58
   4.1      Grant of Security Interest......................................58
   4.2      Negotiable Collateral...........................................58
   4.3      Collection of Accounts, General Intangibles, and
            Negotiable Collateral...........................................59
   4.4      Filing of Financing Statements; Commercial Tort Claims;
            Delivery of Additional Documentation Required...................59
   4.5      Power of Attorney...............................................60
   4.6      Right to Inspect................................................60
   4.7      Control Agreements..............................................60
5. REPRESENTATIONS AND WARRANTIES...........................................60
   5.1      No Encumbrances.................................................61
   5.2      Eligible Accounts...............................................61
   5.3      Eligible Inventory..............................................61
   5.4      Equipment.......................................................61
   5.5      Location of Inventory and Equipment.............................61
   5.6      Inventory Records...............................................61
   5.7      State of Incorporation; Location of Chief Executive Office;
            Organizational Identification Number; Commercial Tort Claims....61
   5.8      Due Organization and Qualification; Subsidiaries................62
   5.9      Due Authorization; No Conflict..................................62
   5.10     Litigation......................................................63
   5.11     No Material Adverse Change......................................64
   5.12     Fraudulent Transfer.............................................64
   5.13     Employee Benefits...............................................64
   5.14     Environmental Condition.........................................64
   5.15     Brokerage Fees..................................................64

5.16     Intellectual Property...........................................64
   5.17     Leases..........................................................65
   5.18     Deposit Accounts and Securities Accounts........................65
   5.19     Complete Disclosure.............................................65
   5.20     Indebtedness....................................................65
   5.21     Material Contracts..............................................65
6. AFFIRMATIVE COVENANTS....................................................65
   6.1      Accounting System...............................................65
   6.2      Collateral Reporting............................................65
   6.3      Financial Statements, Reports, Certificates.....................67
   6.4      Guarantor Reports...............................................68
   6.5      Returns.........................................................68
   6.6      Maintenance of Properties.......................................68
   6.7      Taxes...........................................................68
   6.8      Insurance.......................................................68
   6.9      Location of Inventory and Equipment.............................69
   6.10     Compliance with Laws............................................70
   6.11     Leases..........................................................70
   6.12     Existence.......................................................70
   6.13     Environmental...................................................70
   6.14     Disclosure Updates..............................................70
   6.15     Formation of Subsidiaries.......................................70
   6.16     FAA Matters; Citizenship........................................71
7. NEGATIVE COVENANTS.......................................................71
   7.1      Indebtedness....................................................71
   7.2      Liens...........................................................72
   7.3      Restrictions on Fundamental Changes.............................72
   7.4      Disposal of Assets..............................................72
   7.5      Change Name.....................................................72

7.6      Nature of Business..............................................72
   7.7      Prepayments and Amendments......................................72
   7.8      Change of Control...............................................73
   7.9      Consignments....................................................73
   7.10     Distributions...................................................73
   7.11     Accounting Methods..............................................73
   7.12     Investments.....................................................73
   7.13     Transactions with Affiliates....................................74
   7.14     Suspension......................................................74
   7.15     Compensation....................................................74
   7.16     Use of Proceeds.................................................74
   7.17     Inventory and Equipment with Bailees............................74
   7.18     Financial Covenants.............................................74
8. EVENTS OF DEFAULT........................................................76
9. THE LENDER GROUP'S RIGHTS AND REMEDIES...................................78
   9.1      Rights and Remedies.............................................78
   9.2      Remedies Cumulative.............................................80
10.TAXES AND EXPENSES.......................................................80
11.WAIVERS; INDEMNIFICATION.................................................81
   11.1     Demand; Protest; etc............................................81
   11.2     The Lender Group's Liability for Borrower Collateral............81
   11.3     Indemnification.................................................81
12.NOTICES..................................................................81
13.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................82
14.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................83
   14.1     Assignments and Participations..................................83
   14.2     Successors......................................................85
15.AMENDMENTS; WAIVERS......................................................86
   15.1     Amendments and Waivers..........................................86
   15.2     Replacement of Holdout Lender...................................86

 15.3     No Waivers; Cumulative Remedies.................................87
16.AGENT; THE LENDER GROUP..................................................87
   16.1     Appointment and Authorization of Agent..........................87
   16.2     Delegation of Duties............................................88
   16.3     Liability of Agent..............................................88
   16.4     Reliance by Agent...............................................88
   16.5     Notice of Default or Event of Default...........................88
   16.6     Credit Decision.................................................89
   16.7     Costs and Expenses; Indemnification.............................89
   16.8     Agent in Individual Capacity....................................90
   16.9     Successor Agent.................................................90
   16.10    Lender in Individual Capacity...................................90
   16.11    Withholding Taxes...............................................91
   16.12    Collateral Matters..............................................92
   16.13    Restrictions on Actions by Lenders; Sharing of Payments.........93
   16.14    Agency for Perfection...........................................93
   16.15    Payments by Agent to the Lenders................................93
   16.16    Concerning the Collateral and Related Loan Documents............94
   16.17    Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information...........94
   16.18    Several Obligations; No Liability...............................95
   16.19    Bank Product Providers..........................................95
17.GENERAL PROVISIONS.......................................................95
   17.1     Effectiveness...................................................95
   17.2     Section Headings................................................95
   17.3     Interpretation..................................................95
   17.4     Severability of Provisions......................................95
   17.5     Counterparts; Electronic Execution..............................95
   17.6     Revival and Reinstatement of Obligations........................96

17.7     Confidentiality.................................................96
   17.8     Integration.....................................................96
   17.9     Evergreen Airlines as Agent for Borrowers.......................96

                             EXHIBITS AND SCHEDULES

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit C-1                         Form of Compliance Certificate
Exhibit L-1                         Form of LIBOR Notice

Schedule A-1                        Agent's Account
Schedule A-2                        Aircraft Collateral
Schedule C-1                        Commitments
Schedule D-1                        Designated Account
Schedule E-1                        Eligible Inventory Locations
Schedule E-2                        Excluded Collateral
Schedule L-1                        FAA Liens to be Released
Schedule P-1                        Permitted Liens
Schedule P-2                        Permitted Investments
Schedule R-1                        Real Property Collateral
Schedule 2.7(a)                     Cash Management Banks
Schedule 5.5(b)(i)                  Locations of Inventory and Equipment
Schedule 5.7(a)                     States of Organization
Schedule 5.7(b)                     Chief Executive Offices
Schedule 5.7(c)                     Organizational Identification Numbers
Schedule 5.7(d)                     Commercial Tort Claims
Schedule 5.8(b)                     Capitalization of Borrowers
Schedule 5.8(c)                     Capitalization of Borrowers' Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.14                       Environmental Matters
Schedule 5.16                       Intellectual Property
Schedule 5.18                       Deposit Accounts and Securities Accounts
Schedule 5.20                       Permitted Indebtedness
Schedule 5.22                       Material Contract Issues
Schedule 7.9                        Consignments

                                  SCHEDULE A-1

                                 AGENT'S ACCOUNT

                  An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1

                                   COMMITMENTS


 ============================= ==================== ===================== =====================
 LENDER                        REVOLVER COMMITMENT  TERM LOAN COMMITMENT  TOTAL COMMITMENT
 ============================= ==================== ===================== =====================
 ============================= ==================== ===================== =====================
 Wells Fargo Foothill, Inc.    $25,000,000          $25,000,000           $50,000,000
 ============================= ==================== ===================== =====================
 ============================= ==================== ===================== =====================
 Ableco Finance LLC            $25,000,000          $25,000,000           $50,000,000
 ============================= ==================== ===================== =====================
 ============================= ==================== ===================== =====================
 All Lenders                   $50,000,000          $50,000,000           $100,000,000
 ============================= ==================== ===================== =====================